Exhibit 4(a).1
REDACTED VERSION

FOR INFORMATION ONLY

The securities offered pursuant to the rights issue have not been and will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless in a transaction that is registered thereunder or exempt from the registration requirements thereof. No public offer has been or will be made in or into the United States.

Certain identified information has been omitted from this document because it is not material and is customarily and actually treated as private or confidential, and has been marked with "[***]" to indicate where omissions have been made.

Dated 23 May 2024

Rights Issue Underwriting and Sponsors' Agreement

between

National Grid plc
the Company

and

[***]
as Joint Sponsors, Joint Global Co-ordinators, Joint Bookrunners and Underwriters

[***]

Table of Contents

		Page
1.	Definitions	3
2.	Conditions	12
3.	Application for Listing, Admission to Trading and to CREST	13
4.	Approval, Release and Delivery of Documents	15
5.	Appointments	17
6.	Allotment	20
7.	Placing of Fractional Entitlements	21
8.	New Shares not Taken Up	22
9.	Underwriting	23
10.	Hedging of Underwriting Obligation	25
11.	Commissions and Expenses	26
12.	Undertakings	29
13.	Representations, Warranties and Undertakings	32
14.	Exclusions of Liability	33
15.	Indemnity	34
16.	Contribution	40
17.	Termination	41
18.	Withholding and Grossing Up	43
19.	Miscellaneous	44
20.	Receiving Agent	47
21.	Time of the Essence	47
22.	Waiver and Variation	47
23.	Third Party Rights	48
24.	Severability	48
25.	Notices	48
26.	Further Assurances	49
27.	Assignment	49
28.	Entire Agreement	49
29.	Counterparts	49
30.	Recognition of the U.S. Special Resolution Regime	50
31.	Governing Law	50
Schedule 1	New Shares Taken Up	52
Schedule 2	Delivery of Documents	55
Part 1	Documents to be delivered on or prior to release of the Annual Results Announcement and the Rights Issue Announcement	55
Part 2	Documents to be delivered on or prior to publication of the Prospectus	56
Part 3	Documents to be delivered prior to Admission	58

EMEA 127200694 v1

(i)

Page (ii) Part 4 Documents to be delivered on or prior to the publication of any Supplementary Prospectus ............................................................................................................ 60 Part 5 Documents to be delivered at the Time of Sale ................................................... 62 Part 6 Documents to be delivered on or prior to the Settlement Date............................ 63 Schedule 3 Representations, Warranties and Undertakings ............................................. 64 Schedule 4 Letter of Confirmation ...................................................................................... 82 Part 1 Pre-Admission ..................................................................................................... 82 Part 2 Post-Admission.................................................................................................... 83 Schedule 5 Selling Restrictions............................................................................................. 84 Schedule 6 Joint Global Co-ordinators and Due Proportions........................................... 87 This Agreement is made on 23 May 2024 Between: (1) National Grid plc, a public company incorporated under the laws of England and Wales with registered number 04031152, whose registered office is at 1-3 Strand, London WC2N 5EH, United Kingdom (the “Company”); (2) [***]; and (3) [***] and, together with [***], the “Joint Global Co-ordinators”). Whereas: (A) The Company proposes to offer the New Shares by way of rights at the Issue Price on the terms and subject to the conditions set out in the Prospectus and, where applicable, to be set out in the Provisional Allotment Letter. (B) On 10 July 2023, a general meeting of the Company’s shareholders provided the Directors with authority under section 551 of the Companies Act to allot the New Shares. (C) The consideration to be received by the Company for the issue and allotment of the New Shares at the Issue Price shall be the transfer of the JerseyCo Ordinary Shares and the JerseyCo Preference Shares by the Bank Subscriber to the Company in accordance with the Subscription and Transfer Agreement. (D) The Joint Global Co-ordinators have agreed on a several basis, on the terms of, and subject to the conditions referred to in, this Agreement, to underwrite the New Shares in their Due Proportions and the Joint Global Co-ordinators may (but are not obliged to) seek Sub- Underwriters on the basis of the Rights Issue Announcement, the Prospectus and the U-Proof. (E) The Company is seeking approval from the FCA for the publication of the Prospectus and will apply for admission of the New Shares to the premium listing segment of the Official List and for admission of the New Shares to trading on the London Stock Exchange’s main market for listed securities. (F) Each of [***] and [***] has agreed to act as joint sponsor for the purpose of the Prospectus and Admission (together, the “Joint Sponsors” and, each, a “Joint Sponsor”). (G) Those Directors who hold Ordinary Shares or ADSs in the Company have irrevocably undertaken with the Company, subject to the publication of the Prospectus, to apply under the Rights Issue for the New Shares to which they will be entitled as Qualifying Shareholders, in full or in part, as described in and on the terms and conditions set out in the Prospectus. Now it is agreed as follows: 1. Definitions 1.1 In this Agreement: “2024 AGM” means the annual general meeting of the Company to be held in 2024; “Acceptance Date” means 10 June 2024 or such later date as the Company and the Joint Global Co-ordinators (acting jointly) may agree in writing; “Accounts” means the audited consolidated balance sheets of the Group as at each of 31 March 2022, 2023 and 2024 and the related consolidated income statements and statements of comprehensive income, changes in equity and cash flows for each of the three years ended

4 31 March 2022, 2023 and 2024 and the related notes to the consolidated financial statements (including, without limitation, the related directors’ and auditors’ reports); “Accounts Date” means 31 March 2024; “Accredited Investor” has the meaning given in Regulation D; “Admission” means the admission of the New Shares (nil paid) to the premium listing segment of the Official List becoming effective in accordance with the Listing Rules and the admission of such shares (nil paid) to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with the Admission and Disclosure Standards; “Admission and Disclosure Standards” means the current Admission and Disclosure Standards published by the London Stock Exchange; “ADS” means the American Depositary Shares issued by the Company and representing Ordinary Shares; “Adverse Interest” means any option, lien, mortgage, charge, equity, trust, any other right or interest of any third party and any other encumbrance of any kind; “affiliate” has the meaning given in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable; “AI Letter” means the letter in the agreed form, to be delivered by certain Qualifying Shareholders in the United States who are both Accredited Investors and Directors in connection with their participation in the Rights Issue; “Annual Results” means the published audited consolidated balance sheet of the Group as at 31 March 2024 and the related consolidated income statement and statements of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements, filed with the National Storage Mechanism; “Annual Results Announcement” means the announcement in relation to the publication of the Annual Results; “Anti-Money Laundering Laws” has the meaning given in paragraph 31 of Schedule 3; “‘A’ Preference Shares” means 300,000,000 redeemable ‘A’ preference shares of £0.01 each in the capital of JerseyCo; “associate” has the meaning given in section 345 of the Companies Act 2006; “Banks’ Counsel” means [***]; “Banks’ Indemnity Letter” means the indemnity letter between the Company and the Joint Global Co-ordinators dated 20 May 2024; “Bank Subscriber” means [***]; “Blocking Regulation” means any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EU or the United Kingdom); “Board” means the board of directors of the Company or a duly constituted and authorised committee thereof; “‘B’ Preference Shares” means 300,000,000 redeemable ‘B’ preference shares of £0.01 each in the capital of JerseyCo; 5 “Bribery Act” means the Bribery Act 2010; “Business Day” means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales; “Cash Box Memorandum” means the memorandum prepared by Company’s Counsel entitled “Project National Grid: overview of a cashbox structure”; “Claims” means any and all claims, actions, liabilities, demands, proceedings, regulatory or governmental investigations, judgements or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against or otherwise involving any Indemnified Person and “Claim” shall be construed accordingly; “Companies Act” means the Companies Act 2006; “Company’s Counsel” means Linklaters LLP of One Silk Street, London EC2Y 8HQ, United Kingdom; “Company’s Jersey Counsel” means [***]; “Conditions” means the conditions set out in Clause 2.1; “CREST” means the relevant system (as defined in the Regulations) in respect of which Euroclear is the Operator (as defined in the Regulations); “Dealing Day” means a day on which dealings in domestic equity market securities may take place on the London Stock Exchange; “Deloitte” means Deloitte LLP, reporting accountants and auditors to the Company; “Directors” means the persons named in the Prospectus as directors of the Company; “Director-Shareholders” means those Directors who hold Ordinary Shares or ADSs in the Company as at the date of this Agreement; “Disclosure Guidance and Transparency Rules” means the Disclosure Guidance and Transparency Rules of the FCA made under Part VI of the FSMA, as amended from time to time; “Disclosure Requirements” means articles 17, 18 and 19 of MAR; “Due Proportion” means, in respect of [***], [***] per cent., and in respect of [***], [***] per cent.; “EU Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 and its implementing legislation; “Euroclear” means Euroclear UK & International Limited; “EUWA” means the European Union (Withdrawal) Act 2018; “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended; “Excluded Shareholders” means Ordinary Shareholders with registered addresses in Canada, Hong Kong, Japan, Saudi Arabia, Singapore, South Africa, the United Arab Emirates and any other jurisdiction (subject to certain limited exceptions) where the Company is advised that the allotment or issue of the New Shares pursuant to the Rights Issue may breach any applicable law or regulation on the Prospectus Date or the Record Date, as the context requires (other than

6 persons the Company reasonably believes are Qualifying US Shareholders and who have signed either an AI Letter or a QIB Letter, as the case may be, and delivered it to the Company); “Excluded Territories” has the meaning given in the Prospectus; “Facilities” has the meaning given to it in paragraph 12.3 of Schedule 3; “FCA” means the Financial Conduct Authority; “FCPA” means the US Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder; “First Notification” has the meaning given in Clause 8.3; “FS Act” means the Financial Services Act 2012; “FSMA” means the Financial Services and Markets Act 2000, as amended; “Fully Paid Rights” means fully paid rights to acquire New Shares; “Further JerseyCo Ordinary Shares” means the 12 JerseyCo Ordinary Shares subscribed for by the Bank Subscriber pursuant to the Subscription and Transfer Agreement; “Group” means the Company and its subsidiary undertakings as at the date hereof; “Group Company” means any company that is a member of the Group; “HMRC” means His Majesty’s Revenue & Customs; “IFRS” means International Financial Reporting Standards, as adopted by the United Kingdom; “Indemnified Person” has the meaning given in Clause 15.1; “Initial JerseyCo Ordinary Shares” means the 11 JerseyCo Ordinary Shares subscribed for by the Bank Subscriber pursuant to the Option Agreement; “Intellectual Property Rights” means patents, trade marks, service marks, logos, get-up, trade names, rights in designs, copyright (including rights in computer software), internet domain names, moral rights, utility models, rights in know how, rights in databases and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world; “Investment Company Act” means the United States Investment Company Act of 1940, as amended; “Irrevocable Undertakings” means the irrevocable undertakings given by each of the Director-Shareholders as part of their director responsibility statement in connection with the Prospectus, in the agreed form, to take up his or her entitlement to New Shares at the Issue Price, in full or in part, as described in and on the terms and conditions set out in the Prospectus; “Issue Price” means 645 pence per New Share; “JerseyCo” means Project SPV (Jersey) Investments Limited, a company incorporated in Jersey; “JerseyCo Ordinary Shares” means the ordinary shares of £1.00 each in the capital of JerseyCo; 7 “JerseyCo Preference Shares” means the ‘A’ Preference Shares and the ‘B’ Preference Shares; “Joint Global Co-ordinators” means, together, [***] and [***] and, each, a “Joint Global Co-ordinator”; “Joint Sponsors” has the meaning given in Recital (F); “Limitation” has the meaning given in Clause 15.10; “Listing Rules” means the Listing Rules of the FCA made under Part VI of the FSMA; “London Stock Exchange” means London Stock Exchange plc; “Losses” means any and all loss, damage, cost, liability, demand, charge or expense (including properly incurred legal fees and expenses), in each case whether joint or several, which any Indemnified Person may suffer or incur (including, but not limited to all Losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to Clause 15 or to receive a contribution pursuant to Clause 16 or in seeking advice regarding any Claim or in any way related to or in connection with the indemnity contained in Clause 15 or the provisions of Clause 16), but excluding any loss of profit or loss of business opportunity, and “Loss” shall be construed accordingly; “MAR” means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, as it forms part of domestic law in the United Kingdom by virtue of the EUWA, as amended by the Market Abuse (Amendment) (EU Exit) Regulations 2019 and the Technical Standards (Market Abuse Regulation) (EU Exit) Instrument 2019; “Material Adverse Change” means a material adverse change, or any development that would or would be reasonably likely to, cause a material adverse change, in or affecting the condition (financial, operational, legal or otherwise), or the earnings, liquidity, management, funding position, business affairs or operations, solvency or prospects of the Group taken as a whole, whether or not arising in the ordinary course of business; “New Shares” means the 1,085,448,980 new Ordinary Shares which are to be issued and allotted pursuant to the Rights Issue; “Nil Paid Rights” means the New Shares in nil paid form provisionally allotted to Qualifying Shareholders in connection with the Rights Issue; “NRSRO” has the meaning given in Warranty 11 of Schedule 3; “OECD Convention” means the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions; “OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury; “Official List” means the Official List of the FCA; “Option Agreement” means the option agreement relating to JerseyCo Ordinary Shares to be entered into on the date hereof between the Company, JerseyCo and the Bank Subscriber providing, inter alia, for the subscription of the Initial JerseyCo Ordinary Shares by the Bank Subscriber and the subscription of 89 JerseyCo Ordinary Shares by the Company; “Ordinary Shareholders” means holders of Ordinary Shares; “Ordinary Shares” means ordinary shares of 12 204/ 473 pence each in the capital of the Company; “Participating Security” has the meaning given to it in the Regulations;

8 “payee” has the meaning given in Clause 18.1; “Presentation Materials” means the written materials in the agreed form used and to be used by the Company in presentations to institutional investors, in connection with the Rights Issue; “Previous Announcements” means all documents issued and announcements (other than the Rights Issue Announcement) made by or on behalf of the Company or Group Company to the public or the press since the Accounts Date and before the date of this Agreement; “Profit Forecasts” means the FY25 Profit Forecast and the FY29 Profit Forecast (as such terms are defined in the Prospectus) as set out in Part X of the Prospectus; “Prospectus” means the prospectus (comprising a prospectus for the purposes of the UK Prospectus Regulation, the FSMA, the Listing Rules and the Prospectus Regulation Rules) in the agreed form to be published by the Company in connection with the Rights Issue; “Prospectus Date” means the date on which the Company publishes the Prospectus; “Prospectus Regulation Rules” means the Prospectus Regulation Rules of the FCA made under Part VI of the FSMA, as amended from time to time; “Provisional Allotment Letter” means the form of renounceable provisional allotment letter, in the agreed form, to be issued or made available by the Company, subject to Clause 4.7, to Qualifying Non-CREST Holders in connection with the Rights Issue; “QIBs” or “qualified institutional buyers” has the meaning given in Rule 144A promulgated under the Securities Act; “QIB Letter” means the letter, in the agreed form, to be delivered by Qualifying US Shareholders who are QIBs in connection with their participation in the Rights Issue; “Qualifying CREST Holders” means Qualifying Shareholders who hold Ordinary Shares in uncertificated form; “Qualifying Non-CREST Holders” means Qualifying Shareholders who hold Ordinary Shares in certificated form; “Qualifying Shareholders” means Ordinary Shareholders on the register of members of the Company as at the Record Date; “Qualifying US Shareholders” means Qualifying Shareholders in the United States who the Company reasonably believes are either QIBs or certain Directors who are Accredited Investors; “Receiving Agent” or “Registrar” means Equiniti Limited; “Receiving Agent Agreement” means the receiving agent agreement in the agreed form to be entered into on the date hereof between the Company and the Receiving Agent in relation to the Rights Issue; “Record Date” means 6.00 p.m. on 20 May 2024; “Regulation D” means Regulation D under the Securities Act; “Regulation S” means Regulation S under the Securities Act; “Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755); “Regulatory Information Service” has the meaning given in Appendix 1 to the Listing Rules; 9 “Relevant Documents” means the Prospectus, any Supplementary Prospectus, the U-Proof, the Provisional Allotment Letters, any explanatory documents which may accompany the Prospectus and/or Provisional Allotment Letters, the AI Letter, the QIB Letter, the Presentation Materials, the Rights Issue Announcement and any other documents, announcements or other communications issued in connection with the Rights Issue or the offering of the New Shares; “Relevant Time” means the earlier of: (a) the Time of Sale, provided that subscribers have been procured pursuant to Clause 8.5 for all of the New Shares not taken up pursuant to the Rights Issue; (b) 4.30 p.m. on the second Dealing Day following the Acceptance Date; (c) the date following the Acceptance Date on which the Joint Global Co-ordinators determine pursuant to Clause 8.5 that, in their reasonable opinion, it is unlikely that any subscribers can be procured for any New Shares which have not been taken up; and (d) 11.00 a.m. on the Acceptance Date, where all of the New Shares have been taken up; “Rights Issue” means the offer of the New Shares by way of rights on the terms set out in the Relevant Documents; “Rights Issue Announcement” means the press announcement in the agreed form to be dated the date of this Agreement giving details of, inter alia, the Rights Issue; “Sanctions” has the meaning given to it in paragraph 29 of Schedule 3; “Sanctioned Territory” has the meaning given in paragraph 29 of Schedule 3; “SEC” means the Securities and Exchange Commission in the United States; “Second Notification” has the meaning given in Clause 8.3; “Securities” means the Provisional Allotment Letters, the Nil Paid Rights, the Fully Paid Rights and the New Shares and “Security” shall be interpreted accordingly; “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder; “Selling Restrictions” means the selling restrictions set out in Schedule 5; “Settlement Date” means the date for settlement of the Joint Global Co-ordinators’ payment obligations to the Company pursuant to Clauses 8.6 and 9.2; “Subscription and Transfer Agreement” means the subscription and transfer agreement to be entered into on the date hereof between the Company, JerseyCo and the Bank Subscriber providing, inter alia, for the subscription of the Further JerseyCo Ordinary Shares and JerseyCo Preference Shares by the Bank Subscriber and the acquisition by the Company from the Bank Subscriber of the JerseyCo Preference Shares, the Initial JerseyCo Ordinary Shares and the Further JerseyCo Ordinary Shares, subject to the terms and conditions set out therein; “Sub-Underwriters” means any persons procured by the Joint Global Co-ordinators to subscribe for Shares for which placees are not procured in accordance with Clause 8.4, pursuant to the provisions of this Agreement and the sub-underwriting letter; “Supplementary Prospectus” means any supplement to the Prospectus published by the Company pursuant to Article 23 of the UK Prospectus Regulation; “taken up” has the meaning given in Schedule 1;

10 “Tax” means all present and future taxes, levies, imposts, duties or charges of any nature whatsoever (whether levied by way of withholding or otherwise) anywhere in the world, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether or not such taxes, levies, imposts, duties, charges, penalties and interest are attributable directly or primarily to the person concerned, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, VAT, duties of customs and excise, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, stamp duty land tax and any other transfer tax or duty, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, importations, sales, use, occupation, franchise, value added, and personal property; “Tax Authority” means any taxing or other authority anywhere in the world competent to impose any liability to Tax or responsible for the assessment, administration and/or collection of Tax or the enforcement of any law in relation to Tax; “Time of Sale” means a time falling within the period commencing at 7.00 a.m. on the first Dealing Day following the Acceptance Date and ending on the second Dealing Day following the Acceptance Date, as is notified to the Company by the Joint Global Co-ordinators as the time of sale with respect to their endeavours to procure acquirers of such number of New Shares equivalent to the number of New Shares which are not taken up, in accordance with Clause 8.5; “Transaction Bank Account” means the cash account in the name of the Receiving Agent to be established in accordance with the Receiving Agent Agreement; “Transfer Taxes” has the meaning given in Clause 11.6; “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as supplemented by Commission Delegated Regulation 2019/980 and Commission Delegated Regulation 2019/979 as it forms part of UK domestic law by virtue of the EUWA; “United Kingdom” or “UK” means Great Britain and Northern Ireland; “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia; “Untraceable Shareholders” means those Qualifying Non-CREST Holders in relation to whom notices or other communications have been returned undelivered on two consecutive occasions when such notices have been sent by post to such a Qualifying Non-CREST Holder at their registered address (or, in the case of shareholders whose registered address is not in the United Kingdom, any address given to the Company for sending notices); “U-Proof” means the draft of the Prospectus, in the agreed form, to be used by the Joint Global Co-ordinators in seeking Sub-Underwriters for the Rights Issue; “VAT” means (a) any tax charged in accordance with the UK Value Added Tax Act 1994, as may be amended or substituted from time to time, and (b) any other tax of a similar nature, whether imposed in substitution for, or levied in addition to, such tax referred to in (a); “Verification Materials” means the materials in the agreed form confirming the accuracy of certain information contained in the Relevant Documents and including copies of the documents referred to therein and a schedule of statements of directors’ belief and expectation contained in the Relevant Documents; “Warranties” means the representations, warranties and undertakings set out in Clause 13 and Schedule 3 and “Warranty” shall be construed accordingly; and 11 “Working Capital Report” means the cash flow and working capital report prepared by Deloitte in the agreed form relating to the Group and dated the date of the Prospectus. 1.2 In this Agreement unless the context otherwise requires: (a) a reference to “certificated” or “certificated form” in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in certificated form; (b) a reference to “uncertificated” or “uncertificated form” in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in uncertificated form, and title to which, by virtue of the Regulations, may be transferred by means of CREST; (c) words and expressions defined in the Companies Act shall bear the same meaning, including, for the avoidance of doubt, “holding company”, “subsidiary undertaking” and “subsidiary”; (d) headings are for convenience only and shall not affect the construction of this Agreement; (e) any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) (but, in the case of any amendment, consolidation or re-enactment effected after the date of Admission, only insofar as it applies in relation to a period before Admission and provided that no such amendment, consolidation or re-enactment shall increase or extend the liability of any party to this Agreement) and includes all instruments or orders made under the enactment; (f) references in this Agreement to any document expressed to be in the “agreed form” means a document in the form of the draft or proof thereof as evidenced as being in agreed form by written communications (including by email) between the Banks’ Counsel (on behalf of the Joint Global Co-ordinators) and the Company’s Counsel (on behalf of the Company) with such alterations (if any) as may subsequently be agreed with such alterations (if any) as may subsequently be agreed by or on behalf of the Joint Global Co-ordinators and the Company; no such written communication shall imply approval of all or any part of its contents by or on behalf of the person making the communication or any of the parties to this Agreement; (g) any reference to recitals, clauses and schedules are to recitals, clauses and schedules to this Agreement, and references to paragraphs are to paragraphs in the schedule in which such references appear, and the schedules to this Agreement form part of the Agreement; (h) each reference in this Agreement to the Joint Global Co-ordinators (or any of them), by any description or in any capacity, includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Rights Issue; (i) any reference to the Joint Global Co-ordinators approving or agreeing the form of a Relevant Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement; and (j) unless otherwise stated, references to time are references to London time.

12 2. Conditions 2.1 The Joint Global Co-ordinators’ respective obligations under this Agreement (save for the obligations of the Joint Sponsors under Clause 3.8) are conditional on: (a) publication of the Annual Results Announcement and the Rights Issue Announcement through a Regulatory Information Service by no later than 8.00 a.m. on the date of this Agreement; (b) approval of the Prospectus as a prospectus by the FCA and the Prospectus being filed with the FCA in accordance with the Prospectus Regulation Rules and the Listing Rules and made available to the public by no later than 5.00 p.m. on the date of this Agreement or such later time and/or date as the Company and the Joint Global Co- ordinators (acting jointly) may agree; (c) the posting of the Provisional Allotment Letters (other than to Untraceable Shareholders) and the sending of a CREST instruction to credit the CREST accounts of Qualifying Shareholders as contemplated in the Prospectus and in accordance with Clause 4.7; (d) the Company having complied with all of its obligations and undertakings under this Agreement and under the terms or conditions of the Rights Issue which fall to be performed or satisfied prior to Admission, in each case save for any non-compliance which, in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith) is not material in the context of the Rights Issue, the underwriting of the New Shares or Admission; (e) (i) the Subscription and Transfer Agreement and the Option Agreement having been executed by the parties thereto and having become wholly unconditional prior to Admission (save for any condition relating to Admission); and (ii) there having occurred no default under or breach of either agreement prior to Admission, save for any default or breach which, in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith) is not material in the context of the Rights Issue, the underwriting of the New Shares or Admission; (f) the Warranties on the part of the Company contained in this Agreement being true and accurate in all respects and not misleading in any respect on and as of the date of this Agreement and at all times before Admission, as if they had been repeated by reference to the facts and circumstances then existing; (g) (i) no matter referred to in Article 23 of the UK Prospectus Regulation arising between the time of publication of the Prospectus and Admission; and (ii) no Supplementary Prospectus being published by or on behalf of the Company before Admission, save, in each case, which the Joint Global Co-ordinators (acting jointly and in good faith) consider not to be material in the context of the Rights Issue, the underwriting of the New Shares or Admission; (h) Admission occurring not later than 8.00 a.m. on 24 May 2024 or such later time and/or date as the Company and the Joint Global Co-ordinators (acting jointly) may agree; (i) the Company having applied to Euroclear for the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST, each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST (other than Admission) being satisfied and no notification having been received from Euroclear on or before Admission becoming effective that such admission has been or is to be refused; 13 (j) delivery of all the documents referred to in Part 1, Part 2, Part 3 and Part 4 (if relevant and if and to the extent they fall due to be delivered at or prior to Admission) of Schedule 2 by the Company to the Joint Global Co-ordinators by the dates and times envisaged therein; (k) in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith) there not having been at any time between the date of this Agreement and Admission (whether or not foreseeable at the date of this Agreement) any Material Adverse Change; and (l) the U-Proof not containing any information that is inconsistent with the Prospectus and there being no information contained in the published Prospectus that is not contained in the U-Proof, in each case which the Joint Global Co-ordinators, acting jointly and in good faith, consider: (i) would make it impracticable or inadvisable to proceed with the Rights Issue in the manner contemplated and on the terms set out in this Agreement; or (ii) may otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 2.2 The Joint Global Co-ordinators may, acting jointly, in their absolute discretion and subject to such conditions as they consider appropriate: (a) extend the time or date for satisfaction of any condition set out in Clause 2.1, in which case a reference in this Agreement to the satisfaction of such condition shall be to its satisfaction by the time or date as so extended; or (b) waive the satisfaction of any such condition, other than those conditions in Clauses 2.1(b) and 2.1(h) in whole or in part, by giving written notice to the Company. For the avoidance of doubt, the rights of the Joint Global Co-ordinators under this Clause 2.2: (i) may be exercised by the Joint Global Co-ordinators, acting jointly, for whatever reason or on whatever basis that they consider to be practicable, appropriate or advisable to them; and (ii) are conferred on the Joint Global Co-ordinators, and may be exercised by the Joint Global Co-ordinators, acting jointly, in their respective capacities as such, and not in any representative or fiduciary capacity. 2.3 If any condition set out in Clause 2.1 is not satisfied (or waived by the Joint Global Co- ordinators in accordance with Clause 2.2), or becomes incapable of being satisfied, by the required time and date therefor then Clause 17.2 will apply. 2.4 The Company shall use all reasonable endeavours to procure that each of the conditions referred to in Clause 2.1 is satisfied by the dates and/or times specified for the fulfilment thereof and shall as soon as reasonably practicable notify each of the Joint Global Co-ordinators in the event that the Company becomes aware that any of the Conditions has become, or might reasonably be expected to become, incapable of fulfilment by the time and/or date stated in such Condition (or such later time and/or date as the Joint Global Co-ordinators may agree in writing) or at all. 3. Application for Listing, Admission to Trading and to CREST 3.1 The Company undertakes to apply before the Business Day following the date of this Agreement to: (a) the FCA for admission of the New Shares (nil paid and fully paid) to the premium listing segment of the Official List;

14 (b) the London Stock Exchange for admission to trading of the New Shares (nil paid and fully paid) on the London Stock Exchange’s main market for listed securities; and (c) Euroclear for admission of each of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST. 3.2 The Company shall use reasonable endeavours to obtain permission: (a) from the FCA for the admission of the New Shares (nil paid and fully paid) to the premium listing segment of the Official List (subject only to the allotment of the New Shares); (b) from the London Stock Exchange for admission to trading of the New Shares (nil paid and fully paid) on the London Stock Exchange’s main market for listed securities (subject only to the allotment of the New Shares); and (c) from Euroclear for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST (subject only to Admission), as soon as practicable and, in any event, prior to Admission. 3.3 The Company confirms that it has prepared the Prospectus and authorises and instructs the Joint Sponsors to submit (to the extent not already so submitted as at the date of this Agreement) the Prospectus to the FCA for formal approval for the purposes of, and in accordance with, the Listing Rules and the Prospectus Regulation Rules and to apply to the FCA and the London Stock Exchange for Admission, and the Company agrees to use reasonable endeavours to assist the Joint Sponsors, and to consult with the Joint Sponsors and take into account their reasonable requirements in relation to any amendments as are required for the purpose of securing the formal approval of the Prospectus by the FCA. 3.4 The Company shall supply all information, give all undertakings, execute all documents, pay all fees and do or procure to be done all things in each case as may be necessary or required: (a) by the FCA and/or the London Stock Exchange for the purposes of obtaining formal approval of the Prospectus by the FCA and obtaining Admission; or (b) to comply with the Listing Rules, the Prospectus Regulation Rules, the Admission and Disclosure Standards, the UK Prospectus Regulation, the FSMA, the FS Act and the Companies Act; or (c) by Euroclear for the purposes of obtaining permission for the admission of each of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST. 3.5 The Company shall notify the Joint Global Co-ordinators promptly of any matter referred to in Article 23 of the UK Prospectus Regulation which arises between the time that the Prospectus is formally approved by the FCA and 11.00 a.m. on the Acceptance Date. The Company shall deal with every such matter in accordance with Article 23 of the UK Prospectus Regulation, the Prospectus Regulation Rules and the Listing Rules and the Company shall: (a) not publish or cause to be published any Supplementary Prospectus without having previously consulted with the Joint Global Co-ordinators as to the contents of any Supplementary Prospectus and taken into account their reasonable requirements in relation thereto; and (b) not cause to be published any Supplementary Prospectus which names or references the Joint Global Co-ordinators in any manner whatsoever without the prior written consent of the Joint Global Co-ordinators (such consent not to be unreasonably withheld or delayed). The Company shall promptly provide the Joint Global Co- ordinators with as many copies of any Supplementary Prospectus as they may reasonably request. 15 3.6 The Company shall further, between 11.00 a.m. on the Acceptance Date and the Settlement Date, notify the Joint Global Co-ordinators if it becomes aware of any circumstances arising during that period which, had they arisen prior to 11.00 a.m. on the Acceptance Date, would have required the publication of a Supplementary Prospectus and shall: (a) consult the Joint Global Co-ordinators as to the contents of any announcement or notification reasonably requested by the Joint Global Co-ordinators and take into account their reasonable requirements in relation thereto; and (b) not cause to be published any announcement or notification which names or references the Joint Global Co-ordinators (such consent not to be unreasonably withheld or delayed) in any manner whatsoever without the prior written consent of the Joint Global Co-ordinators. 3.7 The Company shall procure (to the extent that it lies in its power to do so) to be communicated or delivered to the Joint Global Co-ordinators all such information and documents (signed by the appropriate person where so required) as the Joint Global Co-ordinators may reasonably require to enable them to discharge their obligations hereunder and pursuant to or in connection with obtaining Admission, the Rights Issue or as may be required to comply with the requirements of the FSMA, FS Act, MAR, Listing Rules, UK Prospectus Regulation, Prospectus Regulation Rules, FCA or the London Stock Exchange, and all applicable laws and regulations in connection with the Rights Issue including (without limitation) to provide to the FCA any information or explanation as the FCA may reasonably require for the purpose of verifying whether the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements and the Disclosure Guidance and Transparency Rules (as applicable) are being and have been complied with by the Company. 3.8 The Joint Sponsors shall use their respective reasonable endeavours to provide to the Company such assistance as the Company shall reasonably request in connection with the procedural steps required for the performance of the obligations of the Company set out in Clauses 2.1(a), 2.1(b) and 2.1(h). For the avoidance of doubt, nothing in this Agreement shall oblige either of the Joint Sponsors to undertake any action or omit to take any action in circumstances where it reasonably believes to do so would cause it to breach its legal or regulatory obligations. 4. Approval, Release and Delivery of Documents 4.1 The Company confirms to the Joint Global Co-ordinators that a meeting or meetings of the Board or a duly authorised committee of the Board has been held (or, in the case of sub-paragraphs (f), (g) and (h) below, undertakes to hold such a meeting) which has (or will have, as the case may be): (a) authorised the Company to enter into and perform its obligations under this Agreement, the Option Agreement, the Subscription and Transfer Agreement and the Receiving Agent Agreement; (b) approved the form and release of the Annual Results Announcement and the Rights Issue Announcement; (c) approved the form of the U-Proof, the Prospectus and the Provisional Allotment Letter and authorised and approved the publication of the Prospectus, the Provisional Allotment Letter, each of the other Relevant Documents and all other documents connected with the Rights Issue and Admission, as appropriate; (d) approved the Verification Materials; (e) approved the making of the Rights Issue;

16 (f) approved the making of the applications for Admission; (g) approved the making of an application to Euroclear for admission of each of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST; and (h) authorised all necessary steps to be taken by the Company in connection with each of the above matters. 4.2 Before the Annual Results Announcement and the Rights Issue Announcement is released, the Company shall deliver, or procure the delivery of, the documents referred to in Part 1 of Schedule 2 to the Joint Global Co-ordinators. 4.3 The Company shall procure delivery of the Annual Results Announcement and the Rights Issue Announcement to a Regulatory Information Service for release not later than 8.00 a.m. on the date of this Agreement (or such later time and/or date as the Company and the Joint Global Co- ordinators may agree) and authorises the Joint Global Co-ordinators to deliver the Annual Results Announcement, the Rights Issue Announcement and/or the U-Proof to any potential Sub-Underwriters of the New Shares. 4.4 Promptly following the FCA having formally approved the Prospectus for the purpose of the Listing Rules and the Prospectus Regulation Rules, the Company shall: (a) make the Prospectus available to the public in accordance with paragraph 3.2 of the Prospectus Regulation Rules and make available to the Joint Global Co-ordinators such number of copies of the Prospectus as they may reasonably require; and (b) publish the Prospectus and despatch the Prospectus to Ordinary Shareholders other than (save as may be agreed with the Joint Global Co-ordinators) the Excluded Shareholders or their agents or intermediaries, in each case, as soon as practicable and in any event on the date of this Agreement. 4.5 Before publishing and despatching the Prospectus, the Company shall deliver, or procure the delivery of, the documents referred to in Part 2 of Schedule 2 to the Joint Global Co-ordinators. 4.6 On or prior to Admission, and before complying with Clause 4.7, the Company shall deliver, or procure the delivery of, the documents referred to in Part 3 of Schedule 2 to the Joint Global Co-ordinators. 4.7 The Company shall procure that: (a) the Provisional Allotment Letters are despatched to Qualifying Non-CREST Holders other than Excluded Shareholders or their agents or intermediaries (except where the Company and the Joint Global Co-ordinators have agreed in writing to such action) or Untraceable Shareholders on the date hereof (or such later date as may be agreed with the Joint Global Co-ordinators in writing); (b) the Registrar instructs Euroclear to credit the stock accounts in CREST of Qualifying CREST Holders other than Excluded Shareholders or their agents or intermediaries (except where the Company and the Joint Global Co-ordinators have agreed in writing to such action) with their entitlements to Nil Paid Rights so that they are credited at 8.00 a.m. on the first Dealing Day after the date hereof (or such later date as may be agreed with the Joint Global Co-ordinators in writing); (c) except where the Company and the Joint Global Co-ordinators have otherwise agreed in writing, no copies of the Prospectus or the Provisional Allotment Letters shall be posted to Excluded Shareholders (in the case of such shareholders who hold their Ordinary Shares in certificated form) nor shall the stock accounts in CREST of 17 Excluded Shareholders be credited with Nil Paid Rights (in the case of such shareholders who hold their Ordinary Shares in uncertificated form); and (d) the Prospectus and the Provisional Allotment Letter shall specify to the reasonable satisfaction of the Joint Global Co-ordinators such procedures to ensure that the Nil Paid Rights and the Fully Paid Rights are not taken up by or for the account of benefit of any person resident in the United States; provided, however, that such procedures may permit such persons who the Company reasonably believes are Qualifying US Shareholders to take up their rights upon delivery of either an AI Letter or a QIB Letter, as the case may be, to the Company and the Joint Global Co-ordinators. 4.8 No later than 5.00 p.m. on the day before Admission, the Company shall give the Joint Global Co-ordinators an undated letter from the Company to Euroclear confirming that each condition to enable each of the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST has been satisfied. Immediately after Admission, the Joint Sponsors, each in their capacity as sponsor, shall date the letter and deliver it to Euroclear. 4.9 The Company undertakes to procure that as soon as practicable the relevant announcements referred to in paragraphs 9.5.5R and 9.6.4R of the Listing Rules shall be lodged with a Regulatory Information Service as required by such paragraphs. 4.10 Before despatching and publishing any Supplementary Prospectus, the Company shall deliver, or procure the delivery of, the documents referred to in Part 4 of Schedule 2 to the Joint Global Co-ordinators. 4.11 On or prior to the Time of Sale (if any), the Company shall deliver, or procure the delivery of, the documents referred to in Part 5 of Schedule 2 to the Joint Global Co-ordinators. 4.12 On the Settlement Date, the Company will deliver, or procure the delivery of, the documents referred to in Part 6 of Schedule 2 to the Joint Global Co-ordinators. 5. Appointments 5.1 The Company hereby confirms the appointment of [***] and [***] as Joint Sponsors for the purposes of the Listing Rules in connection with its application to the FCA for Admission, on the terms and subject to the conditions set out in this Agreement, and each of [***] and [***] accepts such appointment. 5.2 The Company hereby confirms that the appointments under Clause 5.1 confer on each of the Joint Sponsors all powers, authorities and discretions which are necessary for, or which are reasonably incidental to, the performance of its functions as Joint Sponsor. The Company hereby agrees to ratify and confirm all actions which each of the Joint Sponsors may lawfully undertake in connection with such sponsor services and the exercise of any power, authority or discretion in relation thereto. 5.3 The Company acknowledges and agrees that, notwithstanding the appointments under Clause 5.1, each of the Joint Sponsors has, prior to the date of this Agreement and in anticipation of the proposed Admission, performed the obligations of a sponsor as if it had been so appointed. Accordingly, subject to Clause 28, the Company agrees that the provisions of this Agreement shall apply in respect of the Joint Sponsors’ performance of those obligations whether performed before, on or after the date of this Agreement. 5.4 The Company undertakes to the Joint Sponsors that it shall give all assistance and provide to the Joint Sponsors all information as either of them may reasonably require and will do (or procure to be done so far as it has the power to do so) all things and execute (or procure to be executed so far as it has the power to do so) all documents as may be reasonably necessary or required to be done or executed by the Company or by its officers, employees or agents to

18 enable the Joint Sponsors to discharge their obligations under this Agreement, to comply with the Listing Rules, the Prospectus Regulation Rules, the FSMA, MAR, the FS Act, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules or the requirements of the Exchange or pursuant to or in connection with Admission, including (without limitation) to provide to the FCA any information or explanation as the FCA may require for the purpose of verifying whether the Listing Rules are being and have been complied with by the Joint Sponsors or by the Company. The Company further undertakes to the Joint Sponsors that it will provide them with reasonable access to its directors, officers, employees, agents, its legal, accounting and other advisers and any advice provided by such advisers to enable the Joint Sponsors to discharge their obligations to the FCA within any time limit specified by the FCA where appropriate. 5.5 The Company shall: (a) ensure that any information provided by it to each of the Joint Sponsors is true, accurate and complete in all material respects and not misleading; and (b) notify the Joint Sponsors as soon as reasonably practicable if any information, explanation or confirmation previously provided is, or may be untrue, inaccurate, incomplete or misleading. The Company consents, and each of the Joint Sponsors is hereby authorised to provide to, any regulator (including, without limitation, the FCA or the SEC) any such information, explanation, confirmation or assistance as the regulator may require or which, in the opinion of such Joint Sponsor, is necessary to comply with its regulatory obligations provided that, where it is not contrary in any way to its legal or regulatory obligations and where reasonably practicable in the circumstances, such Joint Sponsor shall consult with the Company prior to making any such disclosure. 5.6 The Company acknowledges that the Joint Sponsors’ responsibilities as sponsors pursuant to the Listing Rules are owed solely to the FCA and that agreeing to act as a sponsor does not, of itself, extend any duties or obligations to anyone else, including the Company, provided however that this shall not exclude any duty or liability that the Joint Sponsors may have under the FSMA or the regulatory regime established thereunder. 5.7 The Company acknowledges that in certain circumstances the duties, responsibilities and obligations of the Joint Sponsors to the FCA may conflict or be inconsistent with an obligation or duty owed to the Company pursuant to or in connection with the Rights Issue, the approval of the Prospectus, Admission and/or the terms of this Agreement and that such duties, responsibilities and obligations will not, and may not, be overridden by any duties or obligations, express or implied, contractual or otherwise, which are owed to the Company and will not, and may not, be waived or varied by the Joint Sponsors. In these circumstances, the Company agrees that neither Joint Sponsors shall have breached any duty or acted in contravention of any term of this Agreement by reason of taking or failing to take any action with a view to performing their obligations or discharging their responsibilities to the FCA under the Listing Rules, provided that, where it is not contrary in any way to its legal or regulatory obligations, and where reasonably practicable in the circumstances, such Joint Sponsor will consult with the Company prior to making any such disclosure. 5.8 The Company acknowledges that: (a) the Joint Sponsors are required to provide assurances to the FCA that the Company’s responsibilities under the Listing Rules and Prospectus Regulation Rules have been met, and to provide to the FCA any explanation or confirmation in such form and within such time limit as the FCA reasonably requires for the purposes of ensuring that the Listing Rules and Prospectus Regulation Rules are being complied with by the Company, and to guide the Company in understanding and meeting its responsibilities under the Listing Rules, the Disclosure Requirements and the Disclosure Guidance and Transparency Rules; 19 (b) where giving guidance or advice to the Company on the application or interpretation of the Listing Rules, the Disclosure Requirements and the Disclosure Guidance and Transparency Rules, the Joint Sponsors must take reasonable steps to satisfy itself that the directors of the Company understand their responsibilities and obligations under the Listing Rules, the Disclosure Requirements and the Disclosure Guidance and Transparency Rules; (c) the Joint Sponsors are required, amongst other things, to notify the FCA promptly if, in connection with services provided in their capacity as sponsors, they become aware that the Company is failing or has failed to comply with its obligations under the Listing Rules, the Disclosure Requirements or the Disclosure Guidance and Transparency Rules, and the Joint Sponsors agree to consult with the Company prior to making such notification (to the extent making such consultation would not reasonably be expected to breach the Joint Sponsors’ duties and obligations to the FCA, applicable law or regulation); (d) the Joint Sponsors are required to take such reasonable steps as are sufficient to ensure that any communication or information that they provide to the FCA in carrying out sponsor services is, to the best of their knowledge and belief, accurate and complete in all material respects and to provide to the FCA, as soon as possible, any information of which they become aware that materially affects the accuracy or completeness of information that they have previously provided to the FCA as part of their sponsor services; and (e) in carrying out their sponsor services, where the Joint Sponsors provide information to the FCA which is or is based on any information it has received from any third party in connection with Admission, they are required to review and challenge such information and may need access to any such third parties, as the case may be, for such purpose. 5.9 The Company acknowledges and agrees that none of the Joint Global Co-ordinators is responsible for and has not authorised and will not authorise, the contents of the Prospectus, any Supplementary Prospectus or any other Relevant Document and that none of the Joint Global Co-ordinators has been requested to verify, nor are, nor shall be, responsible for verifying, the accuracy, completeness or fairness of any information in any of the Relevant Documents (or any supplement or amendment to any of the foregoing). 5.10 The Company irrevocably authorises each of the Joint Global Co-ordinators to give to the Registrar and/or Euroclear any instructions consistent with this Agreement and/or the Relevant Documents which are necessary for, or which are reasonably incidental to, the performance of its functions as sponsor or underwriter (as the case may be) in connection with the Rights Issue and Admission and the application for New Shares to be transferred through and held in dematerialised form through CREST. 5.11 The Company confirms the appointment of each of [***] and [***] as joint global co-ordinator, joint bookrunner and underwriter, in each case on a several basis, for the purposes of co-ordinating the Rights Issue and underwriting the New Shares on the terms and in the manner described in the Relevant Documents and upon, and subject to the terms and conditions set out in, this Agreement, and each of [***] and [***] confirms its acceptance of such appointments. 5.12 The Company: (a) confirms that the appointments in Clause 5.11 confer on each of the Joint Global Co- ordinators and their respective affiliates and agents all powers, authorities and discretions which are necessary for, or reasonably incidental to, the implementation of the Rights Issue and performance of its functions as underwriter (including the power to appoint agents and to delegate the exercise of any of its powers, authorities or

20 discretions to such agents and such of its affiliates as it deems appropriate) and the Joint Global Co-ordinators may, subject to the conditions in this Agreement, enter into sub- underwriting arrangements or commitments as agent on behalf of the Company under which the Company shall be obliged to allot, subject only to Admission, and issue New Shares in accordance with this Agreement; (b) authorises each of the Joint Global Co-ordinators to distribute, or cause to be distributed, copies of the Relevant Documents to such persons as it may decide for the purposes of the Rights Issue, provided that the Relevant Documents shall not be issued or distributed in contravention of the Selling Restrictions or, subject to certain exceptions, in any of the Excluded Territories or the United States; and (c) agrees to ratify and approve all acts and things which the Joint Global Co-ordinators and their respective affiliates and their respective agents shall lawfully do or have done in the exercise of or in contemplation of such appointment, powers, authorities and discretions as are granted in this Clause 5.12. 5.13 The Company will provide the Receiving Agent with all necessary authorisations and information to enable the Receiving Agent to perform its duties in connection with the Rights Issue. 6. Allotment 6.1 Subject to the satisfaction (or waiver by the Joint Global Co-ordinators in accordance with Clause 2.2) of the Conditions, and to: (a) the formal approval by the FCA of the Prospectus by not later than the time and date referred to in Clause 2.1(b); (b) (i) the FCA having granted permission for the New Shares (nil paid and fully paid) to be admitted to the premium listing segment of the Official List, (ii) the London Stock Exchange having granted permission for the New Shares (nil paid and fully paid) to be admitted to trading on its main market for listed securities and (iii) the admission of each of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST (subject only to the allotment of the New Shares), the Company shall provisionally allot the New Shares (nil paid) on Admission to all Qualifying Shareholders at the Issue Price pursuant to a resolution of the Board, except that fractions of New Shares shall not be provisionally allotted to such Qualifying Shareholders and their entitlements shall be rounded down to the nearest whole number. The allotment of the New Shares shall be made upon the terms and subject to the conditions set out in the Prospectus and to be set out in the Provisional Allotment Letter (to the extent that New Shares are to be allotted in certificated form) and on the basis referred to in Clause 6.3 for acceptance and payment in full by not later than 11.00 a.m. on the Acceptance Date. New Shares representing the aggregate of fractions of New Shares shall be provisionally allotted as directed by the Joint Global Co- ordinators and dealt with in accordance with Clause 7. 6.2 The Company may only exercise its right in the Prospectus in relation to Qualifying CREST Holders to allot and issue the Nil Paid Rights, the Fully Paid Rights or the New Shares in certificated form if it has first obtained the Joint Global Co-ordinators’ written consent (such consent not to be unreasonably withheld or delayed). 6.3 By not later than 3.00 p.m. on the day following the Acceptance Date, the Company will (or shall procure that the Receiving Agent will) confirm the provisional allotments of the New Shares which have been taken up pursuant to a resolution of the Board and cancel the provisional allotments of the New Shares which have not been taken up. By not later than the third Dealing Day after the Acceptance Date, the Company will allot a number of New Shares 21 equal to the number of New Shares for which provisional allotments were not taken up in favour of the persons who, pursuant to Clauses 8.4 and/or 9.1, are to acquire such New Shares, pursuant to a resolution of the Board. The consideration for the issue and allotment of the New Shares pursuant to this Agreement shall be the transfer by the Bank Subscriber to the Company of the JerseyCo Ordinary Shares and the JerseyCo Preference Shares pursuant to the Subscription and Transfer Agreement. 6.4 If a Supplementary Prospectus is issued by the Company two or fewer days prior to the date specified in the Prospectus as the Acceptance Date (or such later date as may be agreed between the Company and the Joint Global Co-ordinators), the parties agree that the Acceptance Date shall be extended to the date which is three Business Days after the date of issue of the Supplementary Prospectus and all dates in this Agreement referable to the Acceptance Date shall also be extended, mutatis mutandis. 6.5 The New Shares, when issued and fully paid, will rank pari passu in all respects with the existing issued Ordinary Shares (other than with respect to any dividend or distribution with a record date falling before the date of allotment of the New Shares) and will be free from all Adverse Interests. 7. Placing of Fractional Entitlements 7.1 As soon as practicable after the Record Date, the Company shall procure that the Registrar shall inform each of the Joint Global Co-ordinators of the number of New Shares representing the aggregate of fractional entitlements to New Shares. The Joint Global Co-ordinators shall (acting as agents for the Company) use their reasonable endeavours to procure that all or as many as is reasonably practicable of those Nil Paid Rights in respect of such New Shares are placed through the London Stock Exchange at a price which is at least equal to the Issue Price plus the expenses of placing (including, without limitation, any applicable brokerage and commissions and any related VAT) as soon as practicable and prior to 11.00 a.m. on the Acceptance Date. 7.2 The Joint Global Co-ordinators shall as soon as practicable inform the Company and the Receiving Agent of the number of Nil Paid Rights to be issued to placees procured pursuant to Clause 7.1 (and specifying the number requested to be issued in certificated form and the number requested to be issued in uncertificated form). As soon as reasonably practicable after the Joint Global Co-ordinators shall have so notified the Company: (a) the Company shall deliver to the Joint Global Co-ordinators, or as they shall direct, nil paid split Provisional Allotment Letters in respect of those Nil Paid Rights so issued which placees have requested to receive in certificated form, in the names and denominations required by them; and (b) the Company shall procure that the Receiving Agent instructs Euroclear to credit the stock accounts in CREST (notified by the Joint Global Co-ordinators) with the number of Nil Paid Rights that they require in respect of those Nil Paid Rights so placed which placees have requested to receive in uncertificated form, and after the Company has complied with its obligations in Clauses 7.2(a) and 7.2(b), the Joint Global Co-ordinators shall forthwith and in any event prior to 11.00 a.m. on the Acceptance Date transfer to the Transaction Bank Account (and not to the Receiving Agent on behalf of any Qualifying Shareholder) the net proceeds of the placing of those Nil Paid Rights that have been placed. 7.3 The Joint Global Co-ordinators shall have absolute discretion to procure such placees of Nil Paid Rights as they think fit and to determine the number of Nil Paid Rights with which each such placee is issued.

22 7.4 If the Nil Paid Rights referred to in Clause 7.1 have not been placed by the time set out in Clause 7.1, they shall be dealt with in accordance with Clause 8 and Clause 9 (to the extent relevant) as if they were New Shares not taken up. 8. New Shares not Taken Up 8.1 If, by 11.00 a.m. on the Acceptance Date, all the New Shares (including, for the avoidance of doubt, those representing the aggregate of fractional entitlements to New Shares in accordance with Clause 7.1 above) shall have been taken up, or are subsequently deemed to have been taken up pursuant to Schedule 1, the Joint Global Co-ordinators’ obligations under Clauses 8 and 9 shall cease forthwith. 8.2 Whether or not any New Shares shall have been taken up shall be determined in accordance with the provisions of Schedule 1 and the parties agree to give effect to the provisions of Schedule 1. 8.3 As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 2.00 p.m. on the Dealing Day following the Acceptance Date, the Company will (or will procure that the Receiving Agent will) notify the Joint Global Co-ordinators in writing of (i) the number of New Shares which have definitely not been not been taken up (in accordance with Schedule 1) and (ii) the number of New Shares in respect of which cheques or other remittances have not cleared as at the time of such notification (the “First Notification”). By not later than 6.30 a.m. on the second Dealing Day following the Acceptance Date, the Company will (or will procure that the Receiving Agent will) notify the Joint Global Co-ordinators in writing of the number of New Shares in respect of which cheques or other remittances have subsequently been dishonoured since the First Notification and which (in accordance with Schedule 1) are treated as not taken up (the “Second Notification”). For the avoidance of doubt, the aggregate number of New Shares identified in sub-clause (i) of the First Notification and the Second Notification shall be treated as the New Shares not taken up for the purposes of this Agreement. 8.4 The Joint Global Co-ordinators will (as agents for the Company) severally use reasonable endeavours to procure subscribers for New Shares equivalent to the number of New Shares which are not taken up (or, at their discretion, for so many of the New Shares in respect of which subscribers can be so procured) upon the terms (in so far as the same are applicable) of the Prospectus and the Provisional Allotment Letter as soon as reasonably practicable and in any event by not later than 4.30 p.m. on the second Dealing Day after the Acceptance Date for an amount which is not less than the total of the Issue Price multiplied by the number of such New Shares for which subscribers are so procured and the expenses of procurement (including any applicable brokerage and commissions and amounts in respect of VAT to the extent provided in Clause 11). Any subscribers so procured by the Joint Global Co-ordinators shall subscribe for the New Shares at the Issue Price and any amount in excess of the Issue Price shall be paid by the subscriber and received by the Joint Global Co-ordinators on the basis that the same shall be applied in meeting the Joint Global Co-ordinators’ expenses of procuring such subscription (including any applicable brokerage and commissions and amounts in respect of VAT to the extent provided in Clause 11) and that any balance remaining shall be received as agent for and payable to Excluded Shareholders and/or non-accepting Qualifying Shareholders in accordance with Clause 8.7, provided always that in relation to the New Shares referred to in Clause 7.1 relating to fractional entitlements to New Shares all proceeds shall be credited to the Transaction Bank Account. The Joint Global Co-ordinators shall not be obliged to endeavour to procure such subscribers and may, at any time on or after the Acceptance Date, cease or decline to endeavour to procure any such subscribers if, in their opinion, it is unlikely that any such subscribers can be so procured by such time and on the terms referred to above, or if the procurement of subscribers would give rise to a breach of applicable law, whereupon the Joint Global Co-ordinators shall (without prejudice to their obligations under Clause 9.1) 23 not be under any obligation to endeavour to procure any such subscribers pursuant to this Clause 8.4. 8.5 The Joint Global Co-ordinators shall: (a) by not later than the third Dealing Day after the Acceptance Date inform the Company of the number of New Shares to be issued in each of certificated form and uncertificated form to subscribers procured pursuant to Clause 8.4; and (b) in respect of the amounts received by the Joint Global Co-ordinators in accordance with Clause 8.4 (and after deduction of the expenses of procuring subscribers, including amounts in respect of VAT to the extent provided in Clause 11), by not later than the fifth Dealing Day after the Acceptance Date (such date to be the Settlement Date) procure payment to: (i) the bank account notified by the Company to the Joint Global Co-ordinators, of the Issue Price in respect of the New Shares for which subscribers are procured pursuant to Clause 8.4; and (ii) to the Receiving Agent (on behalf of the persons, and in the proportions, referred to in Clause 8.7) of the balance, against the issue of New Shares in certificated form in such names and denominations as specified by the Joint Global Co-ordinators pursuant to Clause 8.5(a) in respect of the New Shares to be issued in certificated form and subject to Euroclear crediting the Joint Global Co-ordinators’ (or their nominees’) stock accounts in CREST (notified by the Joint Global Co-ordinators) with the number of New Shares specified by the Joint Global Co-ordinators pursuant to Clause 8.5(a) in respect of the New Shares to be issued in uncertificated form. 8.6 Any consideration to be received by the Company for the issue and allotment of the New Shares in accordance with Clauses 7, 8.4 and 8.5 above, shall be the transfer of the JerseyCo Ordinary Shares and the JerseyCo Preference Shares by the Bank Subscriber to the Company in accordance with the Subscription and Transfer Agreement. 8.7 The Company shall procure that the Receiving Agent makes payment of the amount received by the Receiving Agent pursuant to Clause 8.5(b)(ii) to the Excluded Shareholders and/or non-accepting Qualifying Shareholders to whom New Shares were provisionally allotted pro rata to their lapsed provisional entitlements as soon as practicable after receipt (save that individual amounts of less than £5.00 will not be so paid but will be paid to the Company for its own benefit). If the Nil Paid Rights were in certificated form when they lapsed, such payment shall be made to the person whose name and address appears on page one of the Provisional Allotment Letter relating to those Nil Paid Rights. If the Nil Paid Rights were in uncertificated form when they lapsed, such payment shall be made to the person registered as the holder of those Nil Paid Rights when they were disabled in CREST. 8.8 Any amounts credited to the Transaction Bank Account in accordance with Clauses 7, 8 and 9 shall be held in the Transaction Bank Account on behalf of the Bank Subscriber as principal on the condition that, subject to any deductions made in accordance with the Receiving Agent Agreement, such proceeds are to be applied by the Bank Subscriber solely in subscribing for the JerseyCo Preference Shares to be allotted to it under the Subscription and Transfer Agreement. 9. Underwriting 9.1 If and to the extent that the Joint Global Co-ordinators are unable to procure subscribers for the New Shares which are not taken up in accordance with Clause 8.4, the Joint Global Co-

24 ordinators shall, as agents for the Company, procure the subscription at the Issue Price of such New Shares by such Sub-Underwriters as may have been procured by them, on terms no less favourable to the Company than those set out in the Prospectus (other than as to the timing and method of acceptance and payment) failing which the Joint Global Co-ordinators, each as underwriter, shall themselves (in their Due Proportions) subscribe for, at the Issue Price, the New Shares not otherwise taken up and for which subscribers and/or Sub-Underwriters are not procured under Clause 8.4. The obligations of the Global Co-ordinators in this Clause 9.1 are several and not joint or joint and several and each Joint Global Co-ordinator shall be responsible only for its Due Proportion of the New Shares not otherwise taken up, or for which subscribers and/or Sub-Underwriters are not otherwise procured, and for the avoidance of doubt neither of the Joint Global Co-ordinators shall have any liability or obligation in respect of any default by another. 9.2 Each of the Joint Global Co-ordinators shall, not later than the close of business on the fifth Dealing Day after the Acceptance Date, pay, or procure payment of, the Issue Price for the New Shares subscribed for by it under Clause 9.1 (or for which it, or anyone on its behalf, has procured subscribers) to the bank account notified by the Company to the Joint Global Co- ordinators against credit of fully paid securities representing those New Shares to such CREST accounts as such Joint Global Co-ordinator may notify to the Company and the Receiving Agent. Upon compliance with this Clause 9.2 by the relevant Joint Global Co-ordinator, such Joint Global Co-ordinator will be under no further liability to the Company under the preceding provisions of this Clause 9. The consideration received by the Company for the issue and allotment of the New Shares at the Issue Price pursuant to Clause 9.1 shall be the transfer of the JerseyCo Ordinary Shares and the JerseyCo Preference Shares by the Bank Subscriber to the Company in accordance with the Subscription and Transfer Agreement. 9.3 Any subscription of New Shares under Clauses 8.4 or 9.1 will be made on the terms and conditions and on the basis of the information contained in the Relevant Documents (except as regards the time and method for acceptance and payment) so far as they are applicable, subject to the memorandum and articles of association of the Company and, in the case of any acquisition under Clause 9.1, on the terms of this Agreement. 9.4 Subject to the Joint Global Co-ordinators providing to the Company a proposed list of Sub- Underwriters (including an indication of the jurisdictions in which such Sub-Underwriters are located) before any commitment is entered into with such Sub-Underwriters, the identity of any Sub-Underwriters shall be determined by the Joint Global Co-ordinators. For the avoidance of doubt, each of the parties to this Agreement agree that any sub-underwriting commitments procured by the Joint Global Co-ordinators shall be for the benefit of, and paid by, each Joint Global Co-ordinator pro-rata to their Due Proportions. 9.5 The Company confirms to the Joint Global Co-ordinators that any information which the Joint Global Co-ordinators may obtain on Sub-Underwriters or other persons procured to take up any New Shares is information obtained by the Joint Global Co-ordinators in their capacities as placing agents, underwriters and/or managers and not as advisers to the Company. Accordingly (and notwithstanding any relationship which any of the Joint Global Co-ordinators may have with the Company as adviser), the Joint Global Co-ordinators shall be under no obligation to disclose to the Company any of such information, other than the identity of such Sub- Underwriters or other placees procured to take up any New Shares that have not been taken up. 9.6 The Joint Global Co-ordinators irrevocably waive any right to withdraw acceptances which may arise pursuant to Article 23 of the UK Prospectus Regulation on the publication of a Supplementary Prospectus and the Joint Global Co-ordinators undertake not to rely on Article 23(2) of the UK Prospectus Regulation in such circumstances to avoid their respective obligations under Clause 9.1. This Clause shall not prejudice the Joint Global Co-ordinators’ rights pursuant to Clauses 2 and 17. 25 9.7 Any New Shares subscribed for by the Joint Global Co-ordinators under Clause 9.1 may be retained or disposed of by the Joint Global Co-ordinators by way of a coordinated sell-down. 10. Hedging of Underwriting Obligation 10.1 Without prejudice to any other provision of this Agreement and subject to Clause 10.2, each of the Joint Global Co-ordinators severally undertakes that from the date of this Agreement until the Relevant Time it will not, and will procure that its affiliates will not, without the prior consent of the Company (such consent not to be unreasonably withheld or delayed), enter into any transaction involving: (a) Ordinary Shares; or (b) securities, derivatives or other instruments relating to Ordinary Shares, that is intended, directly or indirectly, to have the economic effect of hedging or otherwise mitigating the economic risk associated with the underwriting commitments of the Joint Global Co-ordinators contained in this Agreement. 10.2 The restriction in Clause 10.1 shall not apply to: (a) any ordinary course sales or trading activity, provided that the intention of such ordinary course sales or trading activity is not to, directly or indirectly, have the economic effect of hedging or otherwise mitigating the economic risk associated with the underwriting or any holding of the New Shares; (b) the commitment of such Joint Global Co-ordinator pursuant to this Agreement; (c) holding any proprietary positions in the Ordinary Shares or in derivatives related to the Ordinary Shares entered into by a Joint Global Co-ordinator or any of its affiliates prior to the date of this Agreement and not for the purpose of hedging their underwriting commitment hereunder or any holding of the New Shares; (d) the entry into transactions in order to fulfil a client order in relation to the Ordinary Shares or derivatives relating to the Ordinary Shares or to hedge, directly or indirectly, any exposure resulting from such order; or (e) transactions entered into for the purposes of hedging in relation to the Company’s securities (including, without limitation, any Nil Paid Rights, Fully Paid Rights or New Shares) that are undertaken with a view to achieving a substantially market-neutral position (but allowing for daily trade fluctuations and without taking into account that Joint Global Co-ordinator’s underwriting commitments hereunder); or (f) transactions that involve any securities or derivatives that reference any existing and established sector or market index, provided that the weighting of the Ordinary Shares of any such sector or market index does not exceed 15 per cent. of the weighting of such index; or (g) any other transactions relating to ordinary course market making or customer facilitation transactions which shall be effected in compliance with applicable law and regulation; or (h) procuring Sub-Underwriters for any New Shares pursuant to Clause 8.4. 10.3 The Joint Global Co-ordinators agree with the Company to use reasonable endeavours to procure that the form of sub-underwriting letter into which they enter with any Sub-Underwriter contains an undertaking by the relevant Sub-Underwriter in a substantially similar form to that

26 in Clause 10.1 and including the exceptions in a substantially similar form to those in Clause 10.2 and the following additional exceptions: (a) short-selling activity in the ordinary course of business, either by a fund managed by a Sub-Underwriter or Sub-Underwriter’s fund manager which has not entered into a sub- underwriting commitment, or on a different trading book from the Sub-Underwriter’s sub-underwriting commitment, provided that the resultant short position is not closed out directly or indirectly using New Shares subscribed for by the Sub-Underwriter by way of fulfilment of its sub-underwriting commitment; (b) short-selling activity to delta hedge positions in convertible bonds or derivatives related to the Ordinary Shares; and (c) selling Ordinary Shares already held by the Sub-Underwriter at the date of the sub- underwriting letter, and each Joint Global Co-ordinator undertakes to inform the Company promptly: (i) if any hedging restriction contained in a sub-underwriting letter differs to a material extent from the restrictions contained in this Clause 10; and (ii) if it has evidence that any Sub-Underwriter who gives such an undertaking has breached its obligations under the relevant provision of the sub-underwriting letter, it being understood that neither Joint Global Co-ordinator shall have any liability to any person for any such breach or other action or omission of any such Sub- Underwriter. 11. Commissions and Expenses 11.1 Subject to the Conditions having been satisfied or waived (in accordance with Clause 2.2) and this Agreement not having been terminated prior to Admission, in consideration of the Joint Global Co-ordinators agreeing to provide their services under this Agreement, the Company shall pay to the Joint Global Co-ordinators an aggregate base commission of 1.85 per cent. of the amount equal to the product of the Issue Price and the number of New Shares comprised in the Rights Issue (the “Base Commission”). The Base Commission payable under this Clause 11.1 shall be allocated and paid equally between the Joint Global Co-ordinators. 11.2 Subject to the Conditions having been satisfied or waived (in accordance with Clause 2.2) and this Agreement not having been terminated prior to Admission, the Company may pay a further discretionary commission of up to 0.15 per cent of the amount equal to the product of the Issue Price and the number of New Shares comprised in the Rights Issue, such amount (if any) and the allocation thereof between the Joint Global Co-ordinators to be determined by the Company in its sole and absolute discretion (the “Discretionary Commission” and, together with the Base Commission, the “Commissions”). 11.3 The Commissions shall be paid by the Company together with any additional amount in respect of any related VAT payable in accordance with Clauses 11.7 and 11.8. 11.4 The Company shall pay the Commissions, together with any other commissions and fees payable by the Company to the Joint Global Co-ordinators in connection with the Rights Issue, to the Bank Subscriber (on behalf of itself and the other Joint Global Co-ordinators) simultaneously with and conditional on the later of: (a) the Joint Global Co-ordinators procuring payment to the Company (or to the Receiving Agent) pursuant to Clause 8.5; and (b) the Joint Global Co-ordinators paying or procuring payment to the Company (or to the Receiving Agent) pursuant to Clause 9.2. The Company shall be discharged of its liability to pay the Commissions to the Joint Global Co-ordinators if it pays or procures the payment of the Commissions to the Bank Subscriber (on behalf of itself and the other Joint Global Co- ordinators) in accordance with this Clause 11.4. The Company agrees to provide to the Bank Subscriber such payment instruction letters or equivalent documentation to ensure that the 27 Commissions can be paid to it in the manner contemplated by this Clause 11.4. Without prejudice to their right to receive payment directly from the Company pursuant to this Clause 11.4, the Bank Subscriber (on behalf of itself and the other Joint Global Co-ordinators) is authorised to deduct some or all of the commissions and fees set out in Clause 11.1, together with any other commissions and fees payable by the Company to the Joint Global Co-ordinators in connection with the Rights Issue and any cost or expense which the Company has agreed to pay the Joint Global Co-ordinators (including, without limitation, any and all costs and expenses payable or indemnified under Clause 11.6) from the Total First Subscription Amount (as defined in the Subscription and Transfer Agreement) for the ‘A’ Preference Shares and, to the extent not so deducted therefrom, from the Total Second Subscription Amount (as defined in the Subscription and Transfer Agreement) for the ‘B’ Preference Shares (together in each case with any amounts in respect of VAT payable thereon in accordance with Clause 11.7). 11.5 Out of the Base Commission, the Joint Global Co-ordinators shall pay or procure the payment of any sub-underwriting commissions payable to the Sub-Underwriters. 11.6 In addition to the Commissions, the Company shall reimburse (whether or not the Joint Global Co-ordinators’ obligations under this Agreement become unconditional or this Agreement is terminated) the out-of-pocket costs and expenses of the Joint Global Co-ordinators which are properly incurred in connection with the Rights Issue, the GM, the allotment and issue of the New Shares, this Agreement, the Option Agreement, the Subscription and Transfer Agreement and the Receiving Agent Agreement (excluding, for the avoidance of doubt: (i) VAT or amounts in respect of VAT (which is dealt with by Clauses 11.7 and 11.8); and (ii) any Taxation incurred on income, profits or gains of the Joint Global Co-ordinators). This shall include the properly incurred fees of the Joint Global Co-ordinators’ legal counsel up to a cap of £365,000 (exclusive of VAT and properly incurred disbursements and subject to agreed terms and assumptions) and any other expenses (including in respect of book-building software, NetRoadshow and Dealogic) and any stamp duty, stamp duty reserve tax or other transfer, documentary, registration, capital and other Taxes or duties of a similar nature, and any related interest and penalties with respect thereto payable by any of the Joint Global Co-ordinators (as relevant) (“Transfer Taxes”) which arise pursuant to or in connection with: (i) the allotment, issue, acquisition, and/or delivery of the New Shares for, by or to the Qualifying Shareholders, the Joint Global Co-ordinators (as principal) or persons procured by the Joint Global Co- ordinators (as agent for the Company) pursuant to the Rights Issue; or (ii) the execution, delivery, performance or enforcement of this Agreement, the Subscription and Transfer Agreement, the Option Agreement or the Receiving Agent Agreement and shall indemnify and hold harmless each Indemnified Person from and against any such Transfer Taxes. The Company shall not be liable for any Transfer Taxes if and to the extent: (a) they arise as a result of any subsequent transfer of, or agreement to transfer, New Shares by any Joint Global Co- ordinator following the acquisition of New Shares by such Joint Global Co-ordinator under Clause 9 or by any subscriber for New Shares; or (b) they arise pursuant to sections 67, 70, 93 or 96 of the Finance Act 1986, to the extent that such Transfer Tax exceeds the Transfer Tax that would have arisen if the existence and consequences of those sections were ignored; or (c) the Bank Subscriber is compensated in respect of such Transfer Taxes under the Subscription and Transfer Agreement and/or the Option Agreement (or would have been so compensated under either of such agreements but was not so compensated solely because of an applicable exclusion therein); or (d) they arise or are increased as a result of any of the Joint Global Co- ordinators (or any of their agents): (i) signing or executing any document effecting the issue or transfer of the JerseyCo Ordinary Shares or the JerseyCo Preference Shares in the United Kingdom; or (ii) bringing any such document into the United Kingdom except to comply with a request from HMRC or any other body or authority discharging statutory duties or for the purposes of admitting such document as evidence in proceedings in the United Kingdom (except in each case where alternative documentation or evidence (as applicable) is available that, in the reasonable opinion of the relevant Joint Global Co-ordinator or its agent, is an adequate substitute for such document and can be produced at a cost not exceeding the Transfer

28 Taxes payable) and except as required by law; or (e) they comprise fines, interest or penalties which have arisen or are increased pursuant to the unreasonable delay of any Joint Global Co- ordinator or its agents in paying such Transfer Tax when due. The Company shall immediately on request pay or reimburse the Joint Global Co-ordinators the amount of any expenses which are to be borne by the Company and which the Joint Global Co-ordinators (or any subscriber for New Shares) have paid. The Joint Global Co-ordinators agree to obtain the prior written consent of the Company (such consent not to be unreasonably withheld or delayed) before incurring any individual expense over £5,000 (other than expenses incurred in relation to fees of the Joint Global Co-ordinators’ legal counsel as provided above, software licence fees including in respect of book-building software, NetRoadshow and Dealogic, and any expenses incurred by the Joint Global Co-ordinators on behalf of the Company). 11.7 Where, pursuant to this Agreement, a sum is payable to a Joint Global Co-ordinator or an Indemnified Person, the Company shall also pay to that Joint Global Co-ordinator or Indemnified Person (or the Joint Global Co-ordinators may deduct pursuant to Clause 11.4) in respect of VAT: (a) where the payment (or any part of it) constitutes the consideration (or any part of it) for any supply of services by that Global Co-ordinator or Indemnified Person to the Company (and, for the avoidance of doubt, except where the reverse charge procedure applies), such amount as equals any VAT properly payable in respect of such supply and for which such Global Co-ordinator or Indemnified Person or the representative member of any VAT group of which they form part is liable to account to the relevant Taxing Authority, subject to the provision of a valid VAT invoice in respect of such VAT; (b) where the payment is to reimburse a Joint Global Co-ordinator or an Indemnified Person for any cost, charge, fee or expense incurred by it and no VAT is payable by the Company under Clause 11.6(a) above in respect of such sum (and except where Clause 11.7(c) below applies) such amount as equals any VAT charged to or incurred by that Joint Global Co-ordinator or Indemnified Person in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which that Joint Global Co-ordinator or Indemnified Person determines (acting reasonably and in good faith) is not recoverable by the Joint Global Co-ordinator or Indemnified Person (or the representative member of any VAT group of which they form part) by repayment or credit; and (c) where the payment is in respect of costs, charges, fees or expenses incurred by the Joint Global Co-ordinator or Indemnified Person as agent for the Company and except where section 47(2A) or section 47(3) of the United Kingdom Value Added Tax Act 1994 applies, such amount as equals the amount included in the costs, charges, fees or expenses in respect of VAT, provided that in such a case the Joint Global Co-ordinator or Indemnified Person will use reasonable endeavours to procure that the actual supplier of the goods or services which the Joint Global Co-ordinator or Indemnified Person received as agent issues its own VAT invoice directly to the Company. 11.8 All VAT or amounts in respect of VAT payable under Clause 11.7 shall be paid by the Company (to the extent not deducted or to be deducted by a Joint Global Co-ordinator pursuant to Clause 11.3) in immediately available funds to such bank account as the Joint Global Co- ordinator or Indemnified Party (as relevant) shall notify in writing to the Company within five Dealing Days after the provision by the Joint Global Co-ordinator or Indemnified Person to the Company of a valid VAT invoice. 29 12. Undertakings 12.1 The Company will duly perform all of its obligations in connection with the Rights Issue arising pursuant to this Agreement, the Option Agreement, the Subscription and Transfer Agreement, any of the Relevant Documents and the Receiving Agent Agreement or otherwise, will duly and promptly enforce all rights it may have under each such agreement and will not, without the prior written consent of the Joint Global Co-ordinators: (a) seek to modify, vary or supplement any of the terms and conditions of any of those agreements, or of the Rights Issue or to extend the period(s) during which the Rights Issue is open for application or acceptance, or (b) grant any release, waiver or indulgence in relation to any obligation of another party to any such agreement or extension of time for performance of any such obligation. 12.2 The Company undertakes to comply with the Company’s articles of association and with all relevant laws and regulations of the United Kingdom and any other relevant jurisdiction including, without limitation, the UK Prospectus Regulation, MAR, the Companies Act, the FSMA, the FS Act, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules, the Admission and Disclosure Standards, the requirements of the FCA, the Exchange Act and the Securities Act, in performing its obligations under this Agreement and otherwise in connection with the Rights Issue or Admission. 12.3 If it shall be necessary, in the reasonable opinion of the Company and its advisers or the Joint Global Co-ordinators (acting jointly) or their legal advisers, at any such time, until the Settlement Date to amend or supplement any Relevant Documents in order to comply with the requirements of the UK Prospectus Regulation, MAR, the FSMA, the FS Act, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements and/or the Disclosure Guidance and Transparency Rules (as the case may be) and/or ensure that the Relevant Documents remain true and accurate in all material respects and not misleading up to the Settlement Date, the Company will promptly prepare and file with the FCA (or procure the filing with the FCA of) such amendment or supplement as may be necessary to correct such statement or omission or to make such Relevant Documents comply with such requirements. Before amending or supplementing any Relevant Documents, the Company will furnish the Joint Global Co- ordinators with a copy of each such proposed amendment or supplement, and will not make any such proposed amendment or supplement without the prior written consent of the Joint Global Co-ordinators (acting jointly), provided always that, subject to the terms of Clause 3.5: (a) nothing in this paragraph shall prevent the Company or the Directors from complying with their obligations at law or under the UK Prospectus Regulation, MAR, the FSMA, the FS Act, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements and/or the Disclosure Guidance and Transparency Rules (as the case may be) having taken into account any reasonable requests of the Joint Global Co-ordinators; and (b) this paragraph shall be without prejudice to the rights of the Joint Global Co-ordinators pursuant to Clause 2.3 and Clause 17. 12.4 The Company undertakes that, subject to Clause 12.5, except for the publication of the Relevant Documents, the Prospectus, any announcement in connection with the Prospectus and any supplement or amendment to any of them, the Company shall not and the Company shall procure that no Group Company will, circulate, distribute, despatch, publish, issue or make (or authorise any other person to circulate, distribute, despatch, publish, issue or make), either individually or jointly with any other person, any press or public announcement or communication concerning the Company, the Group or any Group Company or the Rights Issue, Admission or any other transaction, or otherwise relating to the assets, liabilities, profits, losses, financial or trading condition or the earnings, business affairs or business prospects of the Company, the Group or any Group Company which is or may be material in the context of

30 the Group taken as a whole, the Rights Issue, the underwriting of the New Shares and/or Admission (and which excludes, for the avoidance of doubt, routine communications in the ordinary course of business and consistent with past practice), whether in response to enquiries or otherwise, between the date hereof and 30 days following the Settlement Date, without the prior written consent of the Joint Global Co-ordinators (acting jointly). 12.5 The provisions of Clause 12.4 shall not apply to any press or public announcement, advertisement, statement or communication if and to the extent that it is required by law or regulation (including without limitation the Listing Rules, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules, the Admission and Disclosure Standards, the FS Act or the FSMA) or by the FCA or the London Stock Exchange, or under the Regulations or the rules, practices and procedures laid down by Euroclear or by any governmental or quasi- governmental authority or other regulatory body having jurisdiction over any Group Company, provided that prior to the making or despatch thereof the Company shall (where legally permissible and reasonably practicable): (a) make available drafts of any such announcement, advertisement, statement or communication to the Joint Global Co-ordinators as far in advance as is reasonably practicable prior to its publication to allow the Joint Global Co-ordinators an opportunity to consider and comment on the same; (b) consult with the Joint Global Co-ordinators as to the content, timing and manner of making or despatch thereof, and (c) take into account all reasonable requirements on the Joint Global Co-ordinators’ part in relation to the content, timing and manner of making or despatch thereof. 12.6 The Company undertakes to use reasonable endeavours to procure that employees of the Company and its subsidiaries observe the restrictions set out in Clause 12.4 as if they were parties thereto. 12.7 The Company undertakes to the Joint Global Co-ordinators that it will not, and will procure that no member of its Group will (other than in connection with the Rights Issue) between the date hereof and 45 days following the Settlement Date, without, having consulted with the Joint Global Co-ordinators, where legally permissible and reasonably practicable, enter into or vary any agreement, commitment or arrangement or put itself into a position where it is obliged to announce any agreement, commitment or arrangement which is material in the context of the business or affairs of the Group taken as a whole or which is otherwise material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 12.8 The Company agrees that, between the date hereof and the date which falls 180 days after the Settlement Date it will not, without the prior written consent of the Joint Global Co-ordinators (acting jointly): (a) undertake any consolidation or subdivision of its share capital or any capitalisation issue; or (b) save for any final dividend proposed at, and approved by, shareholders at the 2024 AGM and any interim dividend for the half year to 30 September 2024 (including for the avoidance of doubt any scrip dividend alternative in each case), not to declare or pay any dividends or make any kind of distribution or grant of other rights in respect of the Ordinary Shares; or (c) directly or indirectly, issue, allot, offer, pledge, sell, lien, charge, transfer, contract to sell, lend, sell any option or contract to purchase, purchase any option or contract to sell, grant any right in respect of or security over or any option, right or warrant to purchase, deposit into any depositary receipt facility or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable 31 for Ordinary Shares or file any registration statement under the Securities Act with respect to any of the foregoing (or publicly announce the same); or (d) enter into any swap or other agreement, arrangement or transaction that transfers or confers in whole or in part, directly or indirectly, any of the economic consequences of the ownership of its Ordinary Shares, (whether any such swap, agreement, arrangement or transaction described in Clause 12.8(d) above is to be settled by delivery of Ordinary Shares, cash or otherwise), provided that the restrictions above shall not apply in relation to: (i) the issuance of the New Shares to be issued in the context of the Rights Issue; or (ii) the grant or award in the ordinary course of options or Ordinary Shares under, and allotments and issuances of Ordinary Shares pursuant to, the Company’s executive or employee share schemes or incentive plans existing on the date of this Agreement and disclosed in the Prospectus. 12.9 The Company undertakes to the Joint Global Co-ordinators that: (a) it will not amend, vary or waive the terms of any of the Irrevocable Undertakings without the Joint Global Co-ordinators’ prior written consent (acting jointly); and (b) in the event that any Director-Shareholder breaches the terms of his or her Irrevocable Undertaking, the Company will use all reasonable endeavours to enforce the terms of the relevant Irrevocable Undertaking. 12.10 The Company undertakes that it will not take, directly or indirectly, any action which was or is designed to, or might reasonably have been expected to, constitute or result in, the stabilisation, maintenance or manipulation of the price of the Ordinary Shares or any other security of the Company or any instrument evidencing rights to Ordinary Shares or any such other security. 12.11 The Company undertakes to apply the net proceeds it receives from the Rights Issue in the manner set out in the Prospectus and will not directly or indirectly use the proceeds of the Rights Issue, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (a) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions; (b) to fund or facilitate any activities of or business in any Sanctioned Territory, Russia or Belarus; or (c) in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, initial purchaser, adviser, investor or otherwise) of Sanctions, provided that this Clause 12.11 shall not apply if and to the extent it is unenforceable as a result of the Blocking Regulation and, in such case, the enforceability of this Clause 12.11 shall not otherwise be affected. 12.12 The Company undertakes to observe and comply with the provisions in respect of overseas shareholders set out in paragraph 2.6 of Part IX of the Prospectus. 12.13 The Company will not become an “open-end company”, “unit investment trust” or “face-amount certificate company” as such terms are defined in, and is not required to be registered under, Section 8 of the Investment Companies Act, for so long as any Nil Paid Rights, Fully Paid Rights or New Shares are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. 12.14 The Company undertakes that neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Joint Global Co-ordinators and their affiliates, as to whom it makes no representation) will engage in connection with the offering of the Nil Paid Rights, Fully Paid Rights or New Shares, in any form of general solicitation or general advertising (within the meaning of Regulation D). 12.15 The Company undertakes that neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Joint Global Co-ordinators and their affiliates, as to whom it makes

32 no representation) will engage in any “directed selling efforts” (within the meaning of Regulation S) with respect to the Nil Paid Rights, Fully Paid Rights or New Shares. 12.16 None of the Company or its affiliates, or any person acting on its or their behalf (other than the Joint Global Co-ordinators and their affiliates, as to whom it makes no representation) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy or otherwise negotiate in respect of, any security, under circumstances that would require the registration of the Nil Paid Rights, Fully Paid Rights or New Shares under the Securities Act. 12.17 The Company undertakes that, so long as the Nil Paid Rights, Fully Paid Rights or New Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, it will not, and will not permit any Group Company to, resell in the United States any Ordinary Shares that have been reacquired by any of them. 12.18 Each of the Joint Global Co-ordinators severally agrees to comply with the terms of the Selling Restrictions in seeking to procure subscribers and/or Sub-Underwriters for any Nil Paid Rights or New Shares pursuant to the terms of this Agreement. 13. Representations, Warranties and Undertakings 13.1 The Company represents and warrants to the Joint Global Co-ordinators that each Warranty is true and accurate and not misleading at the date of this Agreement and shall remain true and accurate and not misleading and be repeated at the date of this Agreement, at the Prospectus Date (if different), at Admission, at the Acceptance Date, at any Time of Sale, at the Settlement Date and on the date of publication of any Supplementary Prospectus, in each case by reference to the facts and circumstances then existing. On their deemed repetition under the terms of this Clause 13.1 (other than on the Prospectus Date), the Warranties shall be qualified to the extent of any facts or information disclosed in (i) any Supplementary Prospectus published on or prior to the date of such repetition, and (ii) if repeated after the last time at which a Supplementary Prospectus can be published, in any announcement subsequently made by or on behalf of the Company through a Regulatory Information Service. 13.2 The Company acknowledges that each of the Joint Global Co-ordinators is entering into this Agreement, and (in the case of the Bank Subscriber) the Option Agreement and the Subscription and Transfer Agreement, in reliance on such representations, warranties and undertakings. Each representation, warranty and undertaking shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other representation, warranty and undertaking or any other term of this Agreement the Option Agreement or the Subscription and Transfer Agreement. 13.3 The Company shall not cause or permit (and shall procure that no other Group Company nor any of its or their respective directors, officers, employees or agents shall cause or permit) any event to occur or omit to do anything between the date of this Agreement and the earlier of the Settlement Date or the date on which the Joint Global Co-ordinators’ obligations under this Agreement cease in accordance with Clauses 2.3, 8.1 or 17.1 which would make any Warranty untrue, inaccurate or misleading if, in such case, such Warranty were repeated at such date by reference to the facts and circumstances then existing. 13.4 The Company shall promptly notify the Joint Global Co-ordinators (giving reasonable details) if it comes to the knowledge of the Company or any Director before the Settlement Date that any of the Warranties: (a) was or is reasonably likely to have been breached or untrue, inaccurate or misleading in any respect when given; or (b) has or is reasonably likely to have ceased to be true and accurate and has or is reasonably likely to have become misleading in any respect, or the Company becomes aware of any circumstance which would or is reasonably likely to cause any of the Warranties to be breached or become untrue, inaccurate or misleading in any respect if repeated by reference to the fact and circumstances existing at any time during 33 the period referred to in Clause 13.3, or if the Company is in breach of any of its obligations under this Agreement, the Option Agreement or the Subscription and Transfer Agreement. 13.5 The Company agrees that the Joint Global Co-ordinators and any Sub-Underwriter who acquires New Shares shall be entitled in respect of those New Shares to the same remedies and rights of action against the Company, and to the same extent, as any person who acquires any New Shares pursuant to the Rights Issue on the basis of the Prospectus and the Provisional Allotment Letter. 13.6 References in this Agreement to a representation, warranty or undertaking being (or not being) true and accurate or not being (or being) misleading “in any material respect” or “in all material respects” (or similar expressions) shall mean material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission. In that connection and otherwise in this Agreement in relation to references to a matter which would or might be “material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission” (or similar expressions) a matter shall, without limitation, be deemed to be so material for these purposes if it would: (a) have been material for disclosure to potential Sub-Underwriters or other subscribers for New Shares had such matter existed when such Sub-Underwriters or other subscribers for New Shares were sought for the New Shares; and/or (b) be reasonably likely to result in a Material Adverse Change. 13.7 The Warranties referred to in this Clause 13 shall remain in full force and effect notwithstanding completion of all matters and arrangements referred to in, or contemplated by, this Agreement. 13.8 Where any of the warranties, representations and undertakings are qualified by reference to awareness and/or knowledge and/or information and/or belief of the Company or any similar or analogous expression, the information of which the Company is aware shall be deemed to include the knowledge of any of the Directors and that reference shall be deemed to include a statement to the effect that it has been given after making due and careful enquiry. 13.9 The Company undertakes to observe and comply with the provisions in respect of overseas shareholders set out in paragraph 2.5 Part III of the Prospectus under the heading “Overseas Shareholders”, and not to grant exceptions to, or waivers of, such provisions without the written consent of the Joint Global Co-ordinators (such consent not to be unreasonably withheld or delayed). 14. Exclusions of Liability 14.1 No claim (whether direct or indirect, in contract, tort or otherwise) shall be made by the Company or any of its subsidiary undertakings, members of the Group, affiliates or associates, or any of the directors, officers, employees, representatives or agents of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement, the Option Agreement, the Subscription and Transfer Agreement, the Receiving Agent Agreement or any other agreements relating to the Rights Issue, or in connection with the Rights Issue itself except (otherwise than in connection with the matters referred to in Clauses 15.1(a) to (e) and otherwise than as a result of a payment made or an obligation or liability to make payment arising under Clause 15.1) to the extent that they are finally judicially determined by a court of competent jurisdiction to have arisen from the fraud, wilful default or gross negligence of such Indemnified Person or any other Indemnified Person connected to the relevant Joint Global Co-ordinator. 14.2 The Company agrees that no Indemnified Person is acting as a financial adviser or fiduciary to the Company or any other person in providing the services contemplated in this Agreement or in respect of the timing, terms, structure or price of the Rights Issue, irrespective of whether

34 any such Indemnified Person has provided input to the Company with respect thereto, and in particular, but without limitation, that each of the Joint Global Co-ordinators (including, for the avoidance of doubt, [***] and [***] acting in their capacity as Joint Sponsors) is acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the Rights Issue (including in determining the terms of the Rights Issue) and not as a financial adviser or fiduciary to the Company or any other person, and none of the Joint Global Co- ordinators (including, for the avoidance of doubt, [***] and [***] acting in their capacities as Joint Sponsors) has any obligation to the Company with respect to the Rights Issue except the obligations expressly set out in this Agreement. No claim shall be made by the Company or any of its subsidiary undertakings, members of the Group, affiliates or associates, or any of the directors, officers, employees, representatives or agents of any of them against any Indemnified Person in respect of the timing, terms or structure of the Rights Issue, including the setting of the Issue Price at a level that is too high or too low. Nothing in this Clause 14.2 shall exclude or restrict any duty or liability of any Indemnified Person which it has under the FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements. 14.3 Without prejudice to any rights or claims which the Company or any of its subsidiary undertakings, members of the Group, affiliates or associates, or any of the directors, officers, employees, representatives or agents of any of them may have or assert against the Joint Global Co-ordinators or any of their respective Indemnified Persons in connection with this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, the Rights Issue, Admission or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, no claims of any nature whatsoever (whether direct or indirect, in contract, tort or otherwise) may be brought by the Company (or any member of the Company’s group) or any of its or their directors, officers, employees, representatives or agents against any director, officer, employee, representative or agent of the Joint Global Co-ordinators or any of their respective Indemnified Persons in respect of any conduct, action or omission by the individual concerned in connection with this Agreement, the Option Agreement, the Subscription and Transfer Agreement, the Receiving Agent Agreement, the Rights Issue or Admission, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement. 14.4 Without prejudice to any rights or claims which any Joint Global Co-ordinator or Indemnified Person may have or assert against the Company or any of its affiliates, associated companies, subsidiaries and any subsidiaries of such companies from time to time in connection with this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, the Rights Issue, Admission or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, no claims of any nature whatsoever (whether direct or indirect, in contract, tort or otherwise) shall be brought by any Joint Global Co-ordinator or any of their respective Indemnified Persons against any director, officer or employee of the Company (or any of its affiliates, associated companies, subsidiaries and any subsidiaries of such companies) in connection with this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement or the Rights Issue, Admission or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement. 15. Indemnity 15.1 The Company agrees to fully and effectively indemnify and hold harmless each Joint Global Co-ordinator, each of their respective affiliates, subsidiary undertakings and ultimate holding 35 companies, each of the subsidiaries, branches and affiliates of such holding companies and each of the Joint Global Co-ordinators’ and their respective directors, officers, employees, representatives, agents and any successor or assign of any such person (each, an “Indemnified Person”), regardless of the jurisdiction in which such Loss or Claim is suffered or incurred, from and against any and all Losses or Claims, whatsoever, which are suffered or incurred by any Indemnified Person which relate to or arise, directly or indirectly, out of, or are attributable to, based upon or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person) in connection with the Rights Issue, Admission or acting as Joint Sponsor to the Company, or the arrangements contemplated by the Relevant Documents or the Prospectus, or any of them (or any amendment or supplement to any of them), or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement or any other agreement relating to the Rights Issue, including but not limited to: (a) any and all Losses or Claims whatsoever, as incurred, arising out of the Relevant Documents or the Prospectus, or any of them (or any amendment or supplement to any of them) not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required by law or regulation to be contained therein, or any statement therein being or being alleged to be in any respect not based on reasonable grounds, in the light of the circumstances in which they were made; and/or (b) any and all Losses or Claims whatsoever, as incurred, arising out of any untrue or inaccurate statement, or any alleged untrue or inaccurate statement, of a material fact contained in the Relevant Documents or the Prospectus, or any of them (or any amendment or supplement to any of them), or an omission or alleged omission to state in any of the Relevant Documents or the Prospectus, or any of them (or any amendment or supplement to any of them) a material fact, necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and/or (c) any and all Losses or Claims whatsoever, as incurred, arising out of any breach or alleged breach by the Company or JerseyCo of any of its obligations, warranties, representations, covenants and undertakings set out in this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement or out of the arrangements contemplated by the Relevant Documents or the Prospectus, or any of them (or any amendment or supplement to any of them) or any other agreement entered into or to be entered into relating to the Rights Issue or Admission; and/or (d) any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of the issue, publication or distribution of the Relevant Documents, or any of them (or any amendment or supplement to any of them) and/or any other documents or materials relating to the application for Admission; and/or (e) any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of any failure or alleged failure by the Company or JerseyCo or any of the Directors or directors of JerseyCo or any of its or his or her respective agents, employees or advisers to comply with the Companies Act, the FSMA, the FS Act, MAR, the UK Prospectus Regulation, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules, the Regulations and the rules, practices and procedures laid down by CREST, the rules and regulations of the London Stock Exchange and the Admission and Disclosure Standards or any other legal requirement or statute or regulation in any jurisdiction in relation to the application for Admission, the Rights Issue or the allotment and issue of the New Shares or the arrangements contemplated by the Relevant Documents or the Prospectus, or any of them (or any amendment or supplement to any of them), or this

36 Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement or any other agreement entered into or to be entered into relating to the Rights Issue; and/or (f) any and all Losses or Claims whatsoever, as suffered or incurred by such Indemnified Person: (i) as a person who has communicated or approved the contents of any financial promotion (other than the Relevant Documents, or any of them, or any amendment or supplement to any of them) made in connection with the Rights Issue or the application for Admission for the purpose of Section 21 of the FSMA; and/or (ii) in its capacity as Joint Sponsor to the Company’s application for Admission and the Prospectus; and/or (g) the carrying out, or performance, by any Indemnified Person of its duties, obligations and services under or in connection with the Rights Issue or Admission or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, either before or after the date of this Agreement, provided that: (i) save with respect to any Losses or Claims contemplated in sub-Clauses 15.1(a) to (e), the indemnity contained in this Clause 15 shall not apply to any Losses or Claims to the extent that they are finally judicially determined by a court of competent jurisdiction to have arisen from the fraud, wilful default or gross negligence of such Indemnified Person or any other Indemnified Person connected to the relevant Joint Global Co-ordinator; (ii) the indemnity in this Clause 15 shall not apply to any Losses or Claims if and to the extent arising out of a decline in the market value of the Ordinary Shares suffered or incurred by any Indemnified Person as a result of it having been required to subscribe for New Shares pursuant to Clause 9.1 save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company or any breach by the Company of any of its obligations under this Agreement, the Option Agreement or the Subscription and Transfer Agreement, including any of the Warranties, representations, warranties or undertakings thereunder, or the Receiving Agent Agreement; and (iii) the indemnity in this Clause 15.1 shall not apply to any Losses or Claims relating to: (A) any Transfer Taxes (which are dealt with by Clause 11.6); (B) any VAT or amounts in respect of VAT (which are dealt with by Clauses 11.7 and 11.8); and (C) any Taxation which is incurred by an Indemnified Person on its income, profits or gains. 15.2 Each Joint Global Co-ordinator shall, and shall use reasonable endeavours to procure that its Indemnified Persons shall, give notice as soon as reasonably practicable to the Company of any action commenced against it after receipt of a written notice of any Claim or the commencement of any action or proceeding in respect of which a Claim for indemnification may be sought under this Clause 15, insofar as may be consistent with the terms of any relevant insurance policy and provided that to do so would not be prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it, provided that failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and 37 in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this Clause 15, provided that non-disclosure by reason of a legal or regulatory restriction shall not constitute a failure to notify by an Indemnified Person. Subject to being indemnified and secured to its reasonable satisfaction by the Company against any additional or increased Claims or Losses it may suffer or incur as a result of so doing, and subject to the requirements (if any) of such Indemnified Person’s insurers, such Indemnified Person shall thereafter consult with the Company regarding its conduct of the Claim and provide the Company with such information and copies of such documents relating to the Claim as the Company may reasonably request, provided that such Indemnified Person shall not be under any obligation to provide the Company with a copy of any document which is or may reasonably be considered to be legally privileged. 15.3 Subject to Clause 15.4 below, the Company shall, upon giving written notice to the relevant Indemnified Person, have the right to assume conduct of any Claim by appointing legal counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in the defence of such a Claim and in that event the Company shall thereafter consult, as far as reasonably practicable, with the relevant Indemnified Person regarding its conduct of the Claim, take into account the views of the Indemnified Person in its conduct of the Claim and provide the Indemnified Person with such information and copies of such documents relating to the Claim as the Indemnified Person may reasonably request, provided that the Company shall not be under any obligation to provide the Indemnified Person with a copy of any document which is or may reasonably be considered to be legally privileged. 15.4 The Company shall not have the right of conduct of a Claim (and must cede conduct if it has previously assumed conduct but, for the avoidance of doubt, not conduct of the Company’s own defence) where: (a) the use of legal counsel chosen by the Company to represent the relevant Indemnified Persons in such Claim presents such legal counsel with a conflict of interest; (b) the actual or potential defendants in, or targets of, any Claim include both an Indemnified Person or Indemnified Persons (as the case may be) and the Company and the Indemnified Person or Indemnified Persons (as the case may be) conclude that there are likely to be legal defences available to them or other Indemnified Persons that are different from or in addition to those available to the Company; (c) the Company shall not have employed legal counsel reasonably satisfactory to the relevant Indemnified Person or Indemnified Persons (as the case may be) within a reasonable amount of time after notice of the commencement of such Claim is provided in accordance with Clause 15.2; (d) the relevant Indemnified Person or Indemnified Persons (as the case may be) shall have confirmed that their rights under their policies of insurance may be prejudiced; (e) the Claim relates to an investigation by any governmental or regulatory agency or body with jurisdiction over the business and/or activities of the relevant Indemnified Person; or (f) the Company authorises the relevant Indemnified Person or Indemnified Persons (as the case may be) to retain or assume conduct of any Claim. 15.5 In any such circumstances where the Company must cede conduct, the Company shall promptly take all reasonable actions as may be required by the relevant Indemnified Person or Indemnified Persons (as the case may be) to return sole conduct of the Claim to the relevant Indemnified Person. 15.6 The Company shall not be liable for any settlement or compromise of or consent to the entry of any judgment with respect to any Claim effected by an Indemnified Person without its written

38 consent (with such consent not to be unreasonably withheld or delayed), but if settled with such consent or if there is a judgment for the claimant, the Company agrees that its obligation to indemnify under this Clause 15 shall extend to the amount of any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for the fees and expenses of its legal counsel pursuant to this Agreement, the Company agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any Claim effected without its written consent if: (i) such settlement, compromise or consent is entered into or given more than 45 days after receipt by the Company of such request; and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with this Letter prior to the date of such settlement, compromise or consent 15.7 The Company agrees that: (a) if it becomes aware of any Claim or any matter that would reasonably be expected to give rise to a Claim against any Indemnified Party for which indemnification may be sought under this Agreement, the Company shall, as soon as reasonably practicable, notify the Banks thereof and, subject any duties of confidentiality, co-operate with the relevant Indemnified Persons and provide them with such information and copies of such documents relating to the Claim as they may reasonably request, provided that the Company shall not be under any obligation to provide the relevant Indemnified Persons with a copy of any document which is or may reasonably be considered to be legally privileged; and (b) it shall not, without the prior written consent of the relevant Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgement with respect to, any pending or threatened Claim in respect of which indemnification may be sought pursuant to this Clause 15 (whether or not such Indemnified Person is an actual or potential party to such Claim or Loss) unless such settlement, compromise or consent: (i) includes an unconditional release of the Banks and each Indemnified Person from all liability arising out of such Claim or Loss; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by, or on behalf of, any of the Banks or any other Indemnified Person. 15.8 In the absence of conflict, in no event shall the Company be liable for the fees and expenses of more than one legal counsel for all Indemnified Persons (in addition to any local counsel) in addition to its own legal counsel in connection with any one action or separate but related actions in the same jurisdiction arising out of the same allegations or specific circumstances. Notwithstanding the foregoing, an Indemnified Person shall retain the right to employ separate counsel (including local counsel), and the Company shall bear the fees and disbursements of such separate counsel if: (a) the relevant Indemnified Person notifies the Company that in the good faith opinion of that Indemnified Person, there is an actual or potential conflict of interest between the relevant Indemnified Person and any other Indemnified Persons in the defence of the action; (b) the actual or potential defendants in, or targets of, the action include both the relevant Indemnified Person and one or more other Indemnified Persons and the relevant Indemnified Person obtains written advice from its legal counsel that there may be legal defences available to it that are different from or in addition to those available to the other Indemnified Persons; or (c) the relevant Indemnified Person has confirmed that its rights under its policies of insurance may be prejudiced. 39 15.9 Each Indemnified Person which is not a party to this Agreement will have the right, under the Contracts (Rights of Third Parties) Act 1999, to enforce its rights against the Company under this Clause 15 as amended from time to time, provided that each of the Joint Global Co- ordinators (without obligation) will have sole conduct of any action on behalf of each Indemnified Person connected to it. 15.10 The Company shall promptly notify each of the Joint Global Co-ordinators of any limitation, restriction or exclusion (whenever arising and whether relating to the time period during which a Claim can be made, the quantum of a Claim or otherwise) on the extent to which the Company or any Group Company may claim against any third party or parties and/or of any waiver or release of any right of the Company or any Group Company to so claim (each a “Limitation”) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Rights Issue, Admission or the subject matter of the obligations or services to be performed under this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement or the arrangements contemplated by the Relevant Documents. Where any damage or loss is suffered by the Company for which any Indemnified Person would otherwise be jointly and severally liable with any third party or third parties to the Company, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply. 15.11 The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company and/or any of its subsidiary undertakings, affiliates or associates or any other third party will be unaffected by any Limitation (as defined in Clause 15.10) which the Company may have agreed with any third party. 15.12 Insofar as the Company has engaged any adviser (a “capped adviser”) on the basis that its liability to the Company arising out of any default by it or otherwise in connection with the Rights Issue, Admission, or the arrangements contemplated by the Relevant Documents or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement is subject to any limitation, exclusion or restriction of liability, the liability of each Indemnified Person to the Company or any other person in respect of any default by that Indemnified Person under this Agreement, the Option Agreement, the Subscription and Transfer Agreement, the Receiving Agent Agreement or otherwise in connection with the Rights Issue, or the arrangements contemplated by the Relevant Documents or this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement shall not exceed the amount for which that Indemnified Person would have been liable after deducting any additional amount which that Indemnified Person would have been entitled to recover from the capped adviser, in the absence of the limitation, exclusion or restriction of the capped adviser’s liability, by way of contribution to that Indemnified Person, in respect of the matter concerned. 15.13 If an Indemnified Person is liable for any liability suffered by, or is liable to make any contribution to, any person other than the Company in respect of the performance of its obligations under this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, the Company will indemnify that Indemnified Person for any amount which it would have been entitled to recover from a third party or parties by way of contribution in respect of the matter concerned (pursuant to the Civil Liability (Contributions) Act 1978 or otherwise) but for a Limitation. 15.14 No Indemnified Person shall be entitled to be indemnified for a Loss or Claim under this Clause 15 if and to the extent that recovery has been made by such Indemnified Person for such same Loss or Claim under any other provision of this Agreement or under the terms of any other agreement or indemnity.

40 15.15 The provisions of this Clause 15 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement, the Option Agreement, the Subscription and Transfer Agreement and/or the Receiving Agent Agreement. 16. Contribution 16.1 If the indemnification provided for in Clause 15 is for any reason (including because such indemnification would be contrary to public policy), unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses or Claims referred to therein, save where such insufficiency arises from any limitation to or exclusion of liability for indemnification pursuant to sub-Clauses 15.1(i) or 15.1(iii), then the Company shall contribute to the aggregate amount of such Losses or Claims incurred by such Indemnified Person, as incurred: (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and of the Joint Global Co-ordinators on the other hand from the Rights Issue and offering of New Shares pursuant to this Agreement; or (b) if the allocation provided by Clause 16.1(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 16.1(a) above but also the relative fault of the Company on the one hand and of the Joint Global Co-ordinators on the other hand in connection with the acts or statements or omissions which resulted in such Losses or Claims as well as any other relevant equitable considerations. 16.2 The relative benefits received by the Company on the one hand and the Joint Global Co- ordinators on the other hand in connection with the Rights Issue and the offering of New Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of New Shares pursuant to this Agreement (before deducting commissions or expenses) received by the Company and the total fees and commissions received by the Joint Global Co-ordinators bear to the total gross proceeds from the offering of New Shares. 16.3 The relative fault of the Company on the one hand and the Joint Global Co-ordinators on the other hand will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Joint Global Co-ordinators and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission. 16.4 The Company and the Joint Global Co-ordinators agree that it would not be just and equitable if contribution pursuant to this Clause 16 were determined by pro rata allocation (even if the Joint Global Co-ordinators were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 16. 16.5 Notwithstanding the provisions of this Clause 16: (a) no Indemnified Person shall be entitled to recover from any individual party more by way of a contribution under Clause 16 than it would have been able to recover from such party had the indemnities in Clause 15 been available to such Indemnified Person; and (b) the Company shall not be liable to pay any amount pursuant to Clause 16 in excess of the amount it would have been liable to pay had the indemnities in Clause 15 been available to such Indemnified Person. 41 16.6 Notwithstanding the provisions of Clauses 15 and 16, neither Joint Global Co-ordinator shall be required to contribute any amount in excess of the underwriting commission received by it (and which it is not liable to pay to any sub-underwriter, other Joint Global Co-ordinator or intermediary under this Agreement or otherwise) in relation to the New Shares underwritten or subscribed for by such Joint Global Co-ordinator pursuant to this Agreement or any other fees and commissions paid or to be paid to such Joint Global Co-ordinator by the Company in connection with the Rights Issue. 16.7 No person guilty of fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution in respect of Losses or Claims arising from such fraudulent misrepresentation from any person who was not guilty of such fraudulent misrepresentation. 16.8 For the purposes of this Clause 16, each Indemnified Person shall have the same rights to contribution as the Joint Global Co-ordinators to which it is affiliated and the Joint Global Co- ordinators’ respective obligations to contribute pursuant to this Clause 16 are several, and are not joint or joint and several, in their Due Proportions. 17. Termination 17.1 If at any time from the date of this Agreement until Admission: (a) the Company has failed to comply with any of its obligations under this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement or there has been a breach by the Company of any of its undertakings contained in this Agreement, the Option Agreement, the Subscription and Transfer Agreement or the Receiving Agent Agreement, in each case save for any non- compliance or breach which, in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith), is not material in the context of the Rights Issue, the underwriting of the New Shares or Admission; or (b) any of the Warranties, if repeated at such time (and by reference to the facts and circumstances then existing), is not or has ceased to be, true, accurate and not misleading; or (c) (i) any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect; or (ii) any matter has arisen or been discovered, which would, if a Relevant Document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement thereto), in each case which in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith) is (individually or in the aggregate) material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission; or (d) in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith): (i) any matter referred to in Article 23 of the UK Prospectus Regulation has arisen between the time of publication of the Prospectus and Admission; or (ii) any Supplementary Prospectus has been published or is due to be published, in each case the effect of which in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith) is (individually or in the aggregate) material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission; or (e) the Company’s application to the FCA for admission of the New Shares to the Official List and/or the Company’s application to the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s main market for listed

42 securities is withdrawn by the Company and/or refused by the FCA or London Stock Exchange (as appropriate); or (f) in the opinion of the Joint Global Co-ordinators (acting jointly and in good faith), there has been a Material Adverse Change (whether or not foreseeable at the date of this Agreement); or (g) one or more of the following occurs: (i) any material adverse change in the financial markets in the United States or the United Kingdom, any member state of the EEA or the international financial markets, any act of terrorism or war or any declaration of emergency or martial law or any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or exchange controls, exchange rates or exchange controls; or (ii) a suspension or limitation in the trading in any securities of the Company on any exchange or over the counter market, or trading generally on the New York Stock Exchange, the NASDAQ Stock Market or the London Stock Exchange having been suspended or limited, or minimum or maximum prices for trading having been fixed, or maximum ranges for prices of securities having been required, by any of such exchanges or markets or by order of any governmental authority in the United Kingdom, the United States or the EEA, or a material disruption having occurred in commercial banking or securities settlement or clearance services in the United Kingdom, the United States or the EEA; or (iii) a banking moratorium having been declared by the United Kingdom, the United States, a member state of the EEA, or New York authorities; or (iv) any adverse change or prospective adverse change since the date of this Agreement in taxation in the United Kingdom, the United States or any member state of the EEA affecting the New Shares or the transfer thereof or exchange controls having been imposed by the United Kingdom, the United States or a member state of the EEA, the effect of which (either individually or together with any other event referred to in this Clause 17.1(g)) the Joint Global Co-ordinators consider (acting jointly and in good faith) following prior consultation with the Company, is such as to make it impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares, then Clause 17.2 shall apply. 17.2 Where the provisions of either Clause 2.3 or Clause 17.1 apply, (a) prior to Admission, the Joint Global Co-ordinators (acting jointly) may allow Admission to proceed on the basis of the Relevant Documents subject, if the Joint Global Co-ordinators so request (acting in good faith), to the publication of a Supplementary Prospectus pursuant to Article 23 of the UK Prospectus Regulation and any additional requirements of the Prospectus Regulation Rules, Listing Rules, MAR, Disclosure Guidance and Transparency Rules, and the FCA, provided that the Company shall not publish or cause to be published any such Supplementary Prospectus without the prior written consent of the Joint Global Co-ordinators unless required to do so by law or regulation; and/or (b) the Joint Global Co-ordinators (acting jointly and in good faith) shall be entitled, in their absolute discretion, at any time prior to Admission, to terminate this Agreement in its entirety with immediate effect by giving notice to the Company in accordance with Clause 25, provided that prior to so notifying the Company, the Joint Global Co- 43 ordinators have, to the extent reasonably practicable in the circumstances, consulted with the Company. 17.3 If notice to terminate this Agreement is given by the Joint Global Co-ordinators to the Company pursuant to Clause 17.2(b), in the event of such termination: (a) the obligations of all parties (save as provided for in Clause 17.5) under this Agreement shall cease and determine in accordance with Clause 17; (b) the Joint Sponsors shall on behalf of the Company withdraw any application for Admission; and (c) the Company shall announce, on terms agreed with the Joint Global Co-ordinators and as soon as practicable following such agreement, that the Rights Issue has not become unconditional and will not take place, and that this Agreement has terminated. 17.4 If any matter arises which any Joint Sponsor (acting in good faith) considers may adversely affect its ability to perform its functions under Chapter 8 of the Listing Rules or fulfil the obligations of a sponsor, the relevant Joint Sponsor will, for itself in its capacity as a sponsor only, be entitled, by giving notice to the Company in accordance with Clause 25, to terminate this Agreement insofar as it relates to the rights and obligations of the relevant Joint Sponsor in its capacity as a sponsor but not otherwise and, in the event of such termination, the obligations and rights of the relevant Joint Sponsor in its capacity as a sponsor shall cease and determine and if the relevant Joint Sponsor so requests, the Company will publish an announcement through a Regulatory Information Service informing the market of such termination. 17.5 In the event that a Joint Sponsor gives notice of termination to the Company in accordance with Clause 17.4 above, the Company may elect to seek to appoint a new sponsor in connection with the Prospectus and Admission and the relevant Joint Sponsor agrees, subject to any confidentiality obligations owed to third parties, any restrictions necessary to maintain legal privilege or the terms of any applicable insurance policies or other legal or regulatory obligations which the Joint Sponsor owes to a third party or to any regulatory request that has been made of it, to cooperate in good faith with any new sponsor. 17.6 For the avoidance of doubt, the rights of the Joint Global Co-ordinators (acting jointly) under Clause 17.1 and the Joint Sponsors under Clause 17.4: (a) may be exercised by the Joint Global Co-ordinators (acting under Clause 17.1) or the Joint Sponsors (acting under Clause 17.4) for whatever reason or on whatever basis that they in good faith consider to be practicable, appropriate or advisable to them; and (b) are conferred on the Joint Global Co-ordinators and the Joint Sponsors, and may be exercised by the Joint Global Co-ordinators (acting under Clause 17.1) or the Joint Sponsors (acting under Clause 17.4), in their respective capacities as such, and not in any representative or fiduciary capacity. 17.7 The termination of this Agreement (save to the extent specified in this Clause 17.5) pursuant to Clauses 2.3 and 17.1 shall be without prejudice to: (a) any rights or obligations accrued under this Agreement prior to the termination; and (b) the provisions of Clauses 1, 11, 13, 14, 15, 16, this Clause 17.5, Clauses 18, 19 and Clauses 21 to 31 (inclusive), which will continue to apply. 18. Withholding and Grossing Up 18.1 All sums payable by the Company to the Joint Global Co-ordinators or any other Indemnified Person (for the purposes of this Clause 18 only, each a “payee”) under this Agreement shall be

44 paid free and clear of all deductions or withholdings for or on account of Tax unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been required to be made. 18.2 If the Company pays an additional amount under Clause 18.1 and the payee subsequently obtains a refund of Tax or credit against Tax by reason of the Company making the deduction or withholding which gave rise to that additional amount, the payee shall reimburse the Company as soon as reasonably practicable with an amount such as the payee shall determine, in its sole discretion (acting reasonably and in good faith), to be such portion of the said refund or credit as shall leave the payee after such reimbursement in no better or worse position than it would have been in had no deduction or withholding been required. 18.3 If HMRC or any other Tax Authority brings into charge to Tax in the hands of a payee any payment or contribution by the Company to such payee under this Agreement (which, for the avoidance of doubt, shall not include any payment of commission under Clause 11), then the Company shall pay such additional amount as shall be required to ensure that the total amount retained by the payee less the Tax chargeable in the hands of the payee (including any Tax that would have been charged but for any relief available in respect of such Tax), is equal to the amount that would otherwise be so retained in the absence of such charge to Tax (additional payments being made on reasonable demand of the payee). This Clause 18.3 shall apply in respect of any additional amount paid pursuant to Clause 18.1 which pertains to a payment or contribution by the Company to a payee under this Agreement subject to the proviso above regarding Clause 11. Notwithstanding the foregoing and more generally, this Clause 18.3 shall not apply to the extent that the amount of the payment or contribution has already been adjusted to take account of the Tax that is or will be chargeable in the hands of the payee or relief that is or will be available to the payee. 18.4 In calculating the liability of the Company under Clause 18.3, credit shall be given to the Company for any amount by which the liability to Tax of the payee as the payee determines, acting reasonably and in good faith, has actually been reduced or extinguished on or by the last day of the tax accounting period of the payee during which the increased payment under Clause 18.3 was made, in consequence of the matter giving rise to the payment to the payee in respect of which an additional amount may be payable pursuant to Clause 18.3. 19. Miscellaneous 19.1 It is acknowledged by all parties that: (a) the Joint Global Co-ordinators are and have been acting for the Company and no one else in connection with the Rights Issue and will not regard, and have not regarded, any person other than the Company as their client and have not been and will not be responsible to anyone other than the Company for providing the protections afforded to clients of the Joint Global Co-ordinators; and (b) no Indemnified Person has advised the Company or any other person as to any general financial or strategic advice or any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult its own legal, tax, investment, accounting or regulatory advisers and shall be responsible making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and no Indemnified Person shall have any responsibility to the Company or any other person with respect thereto. 19.2 For the avoidance of doubt, the Company acknowledges and agrees that it is responsible for any due diligence carried out in relation to the Rights Issue and that neither the Joint Global 45 Co-ordinators nor any of their advisers shall be responsible to the Company or any Director for any due diligence in relation thereto or for verifying the accuracy or fairness of any information published by or on behalf of the Company in connection with the Rights Issue. 19.3 The Company agrees that for the purpose of the Rights Issue (including for the purposes of seeking to procure any sub-underwriters for the New Shares) and of obtaining Admission, none of the Joint Global Co-ordinators shall be responsible for the provision of or obtaining advice as to the requirements of any applicable laws or regulations of any jurisdictions nor shall any such person be responsible where it or the Company has acted in the absence of such advice or in reliance on any advice obtained by the Company in respect thereof. 19.4 The Company acknowledges that the representations, warranties, undertakings and indemnities contained in this Agreement are given to the Joint Global Co-ordinators in connection with Admission and the Rights Issue in each case whether in their capacities as underwriters or sponsor and references in this Agreement to Joint Global Co-ordinators shall be construed accordingly. 19.5 Notwithstanding that each Joint Global Co-ordinator may act as the Company’s agent in connection with the Rights Issue, each of such persons and its agents may: (a) receive and keep for its own benefit any commissions, fees, brokerage or other benefits paid to or received by it in connection with the Rights Issue, and shall not be liable to account to the Company for any such commissions, fees, brokerage or other benefits; and (b) keep or deal in any New Shares for which it may acquire for its own use and benefit. 19.6 For the avoidance of doubt, the rights and obligations of each of the Joint Global Co-ordinators under this Agreement are several, not joint or joint and several. Neither Joint Global Co- ordinator shall be responsible or liable for the performance or non-performance of the obligations of the other Joint Global Co-ordinator or for the other Joint Global Co-ordinator’s actions or default and neither Joint Global Co-ordinator will incur any liability in respect of any damage or liability whatsoever arising from the other Joint Global Co-ordinator’s actions, default, omission or failure to perform any obligations it is required to perform. Each of the Joint Global Co-ordinators shall (except as otherwise agreed among them) have the right separately to protect and enforce its rights under this Agreement by whatever lawful means it deems fit, including, without limitation, commencing any legal proceedings without joining any of the others in any proceedings. No provision of this Agreement shall impose any liability on any Joint Global Co-ordinator for, nor shall the rights or remedies of one Joint Global Co- ordinator be adversely affected by, any act or omission by the other Joint Global Co-ordinator or for any breach by the other Joint Global Co-ordinator of the provisions of this Agreement. 19.7 The Company understands that: (a) [***] and its Associates (as defined below) are part of their own financial services group; and (b) [***] and its Associates (as defined below) are part of their own financial services group, (for the purposes of Clauses 19.8 and 19.9 each referred to as a “group”). “Associates” shall mean, in relation to any person: (i) the officers, directors, employees, representatives and agents from time to time of that person; (ii) the subsidiaries and holding companies (if any) from time to time of such person; (iii) each of the subsidiaries of any such holding company from time to time; and (iv) the officers, directors, employees, representatives and agents from time to time of any subsidiary or holding company which is itself an Associate.

46 19.8 The Company acknowledges and agrees that: (a) Each Joint Global Co-ordinator and its group are engaged in a wide range of investment business for their own account and for clients. In certain circumstances their interests may be regarded as conflicting with the interests of a client in relation to a particular transaction, or they may have some other interest that is material (a “Material Interest”). These activities may include, without limitation, providing investment banking or lending services, issuing or creating and trading in securities and financial products, publishing research and exercising voting power over securities on behalf of third parties, each of which may relate to the Company or its Associates or any counterparty or other person connected with the Rights Issue. In the ordinary course of each Joint Global Co-ordinator and its group’s trading, brokerage, asset management, and financing activities, that Joint Global Co-ordinator and its group may at any time deal as principal or agent for more than one party in, or hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or loans of the Company, its affiliates or any counterparty or other person connected with the Rights Issue. Each Joint Global Co- ordinator and its group have procedures to ensure independence of advice and the management of potential conflicts of interest. The Company acknowledges and accepts, so as to override any duty or restriction which would otherwise be implied by law, that each Joint Global Co-ordinator and its group may have a Material Interest and that employees or Associates responsible for providing the services under the Rights Issue may be doing so despite the existence of a Material Interest. Neither this Agreement nor the receipt by any Joint Global Co-ordinator or any member of their respective groups of confidential information nor any other matter shall give rise to any fiduciary or equitable duties that would prevent or restrict its action in connection with a Material Interest; (b) each Joint Global Co-ordinator and its group may provide services in connection with the Rights Issue and earn (and retain) all fees payable hereunder and any other engagement notwithstanding the existence of Material Interests within that Joint Global Co-ordinator and its group; (c) the Company understands that each Joint Global Co-ordinator and its group comprises a full service securities firm and a commercial bank engaged in securities trading and brokerage activities, as well as providing investment banking, asset management, financing, and financial advisory services and other commercial and investment banking products and services to a wide range of corporations and individuals. In addition, each Joint Global Co-ordinator and its group may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, which parties may have interests with respect to the Company, its affiliates or the Rights Issue. Although each Joint Global Co-ordinator, in the course of such other relationships, may acquire information about the Rights Issue, the Company, its affiliates or other parties, neither Joint Global Co-ordinator shall have any obligation to disclose such information, or the fact that it or any other member of its group is in possession of such information, to the Company or to use such information on the Company’s behalf. The Company acknowledges and accepts that, by reason of contractual, legal, regulatory or other obligations, each Joint Global Co- ordinator and its group may be prohibited from disclosing, or it may be inappropriate for them to disclose, information to the Company, in particular about a Material Interest; and (d) each Joint Global Co-ordinator and its group may have fiduciary or other relationships whereby that Joint Global Co-ordinator or other members of its group may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, its affiliates or counterparty or other person 47 connected with the Rights Issue. The Company acknowledges that each Joint Global Co-ordinator and its group may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder. 19.9 Each Joint Global Co-ordinator has established and maintains internal arrangements restricting the movement of information within its group, so that information obtained and held in the course of its carrying on one part of the business is withheld from, or is not used for, itself or for a client for whom it acts, in the course of carrying on another part of its business. A Joint Global Co-ordinator may receive a benefit, including an annual discount, credit or other accommodation, from counsels acting for the Joint Global Co-ordinator based on aggregate levels of fees that such counsels may receive annually, on a global or regional basis, on account of their relationship with the Joint Global Co-ordinator including, without limitation, legal fees paid by the Company pursuant hereto. 19.10 In relation to the Rights Issue and solely for the purposes of Paragraph 3.2.7R regarding the responsibilities of UK Manufacturers under the Product Governance requirements contained within Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Requirements”), each Joint Global Co-ordinator acknowledges to the other Joint Global Co-ordinator that it understands the responsibilities conferred upon it under the UK Product Governance Requirements relating to: (i) the target market for the Rights Issue; (ii) the eligible distribution channels for dissemination of the New Shares, each as set out in the Prospectus; and (iii) the requirement to carry out a product approval process. 19.11 The Company agrees to indemnify each Joint Global Co-ordinator against any loss incurred by such Joint Global Co-ordinator as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than pounds sterling and as a result of any variation between: (a) the rate of exchange at which the pounds sterling amount is converted into the Judgment Currency for the purpose of such judgment or order; and (b) the rate of exchange at which such Joint Global Co-ordinator is able to purchase pounds sterling, at the business date nearest the date of judgment, with the amount of the Judgment Currency actually received by the relevant Joint Global Co-ordinator. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The terms “rate of exchange” shall include any premiums and costs or exchange payable in connection with the purchase of, or conversions into, the relevant currency. 20. Receiving Agent The Company confirms that it has instructed the Receiving Agent to act as receiving agent in connection with the Rights Issue and as Registrar in relation to the Nil Paid Rights and the Fully Paid Rights and to perform the obligations assigned to it under the Prospectus, the Provisional Allotment Letters and this Agreement as receiving agent. 21. Time of the Essence Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Company and the Joint Global Co-ordinator but as regards any time, date or period originally fixed, or any time, date or period so extended, time shall be of the essence. 22. Waiver and Variation 22.1 Any right or remedy of the Joint Global Co-ordinators under this Agreement shall only be waived or varied by an express waiver or variation in writing.

48 22.2 No failure or delay by the Joint Global Co-ordinators in exercising any right or remedy under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of the right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights, powers and remedies of the Joint Global Co-ordinators provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law. 22.3 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Joint Global Co-ordinators and the Company. 23. Third Party Rights Except as provided in Clause 15.9, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The Joint Global Co-ordinators and the Company may agree to terminate this Agreement or vary any of its terms without the consent of any Indemnified Person which is not a party to this Agreement or any other third party. The Joint Global Co-ordinators will have no responsibility to any Indemnified Person which is not a party to this Agreement or any other third party under or as a result of this Agreement. 24. Severability If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision. 25. Notices 25.1 Any notice to be given under, or in connection with, this Agreement shall be in writing and be signed by or on behalf of the party giving it. It shall be served by sending it by email to the email address set out in Clause 25.2 or by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 25.2 marked for the attention of the relevant party (or as otherwise notified from time to time under this Agreement). Any notice so served shall be deemed to have been duly received: (a) in the case of delivery by hand, when delivered; (b) in the case of email, at the time of transmission, provided that receipt shall not occur where the sender receives an automated message that the email was not delivered; and (c) in the case of prepaid recorded delivery, special delivery or registered post, on the Dealing Day following the date of posting, provided that if delivery by hand or email occurs on a day which is not a Dealing Day or after 6.00 p.m. on a Dealing Day, service shall be deemed to occur at 9.00 a.m. on the following Dealing Day. 25.2 The contact details for each of the Joint Global Co-ordinators and the Company for the purpose of Clause 25.1 are: 49 (a) the Company: National Grid plc 1 – 3 Strand London WC2N 5EH Email address: box.group.cosec@nationalgrid.com For the attention of: Company Secretary (a) [***]: [***] (b) [***]: [***] 26. Further Assurances The Company shall register the New Shares in the names of the successful applicants, and shall provide, and shall procure that the Directors shall provide, all information and assistance that a Joint Global Co-ordinator may reasonably require for the purposes of this Agreement and execute (or procure to be executed) each document and do (or procure to be done) each act and thing that a Joint Global Co-ordinator may reasonably request in order to give effect to the Rights Issue or Admission. 27. Assignment No party may assign, or purport to assign: (a) this Agreement; (b) all or any of their respective rights or obligations arising under or out of this Agreement; or (c) the benefit of all or any of the other parties’ obligations under this Agreement without the consent of the other parties hereto. 28. Entire Agreement This Agreement together with the Banks’ Indemnity Letter constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties relating to the subject matter of this Agreement. In the event of any inconsistency between this Agreement and the Banks’ Indemnity Letter, the terms of this Agreement shall prevail. 29. Counterparts 29.1 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. 29.2 Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

50 30. Recognition of the U.S. Special Resolution Regime 30.1 In the event that a Joint Global Co-ordinator that is a Covered Entity becomes subject to a proceeding under the U.S. Special Resolution Regime, the transfer from such Joint Global Co- ordinator of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. 30.2 In the event that a Joint Global Co-ordinator that is a Covered Entity or a Covered Affiliate of such Joint Global Co-ordinator becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Joint Global Co-ordinator are permitted to be exercised to no greater extent that such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. 30.3 For the purposes of this Clause 30: “Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (a) the U.S. Federal Deposit Insurance Act (12 U.S.C. §§ 1811-1835a) and the regulations promulgated thereunder and (b) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C §§ 5381-5394) and the regulations promulgated thereunder. 31. Governing Law 31.1 This Agreement and any non-contractual obligations which may arise out of or in connection with this Agreement shall be governed by and interpreted in accordance with English law. 31.2 All parties to this Agreement agree that the courts of England are (subject to Clause 31.3(a)) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise out of or is in connection: (a) with the creation, validity, effect, interpretation or performance of, or of the legal relationships established by, this Agreement or otherwise arising out of or in connection with this Agreement; and (b) any non-contractual obligations which may arise out of or in connection with this Agreement, and for such purposes all parties irrevocably submit to the exclusive jurisdiction of the English courts. 31.3 Notwithstanding the provisions of Clause 31.2, in the event that any Joint Global Co-ordinator or any of such Joint Global Co-ordinator’s Indemnified Persons becomes subject to proceedings brought by a third party (the “Foreign Proceedings”) in the courts of any country other than England (including, without prejudice to the generality of the foregoing, in any court of 51 competent jurisdiction in the United States) (the “Foreign Jurisdiction”), such Joint Global Co-ordinator shall be entitled, without objection by the Company, either: (a) to join the Company or any other person to the Foreign Proceedings; and/or (b) to bring separate proceedings for any breach of this Agreement and/or for a contribution or an indemnity against the Company or any other person in the Foreign Jurisdiction, provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings. 31.4 Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Clause 31. 31.5 Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Clause 31 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings. 31.6 The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Company on the Company’s behalf and at the Company’s expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company. In witness whereof this Agreement has been duly executed under hand by the Company and by [***] and [***] or their respective duly authorised attorneys the day and year first above written.

52 Schedule 1 New Shares Taken Up 1. Subject to paragraph 2 below, in this schedule “MTM instruction” means a many-to-many instruction which: (a) on its settlement has the effect as described in paragraph 2.2.2 of Part III of the Prospectus; (b) has been properly authenticated in accordance with Euroclear’s specifications as referred to in that paragraph; and (c) contains the information required by that paragraph. 2. The Company may, having consulted with the Joint Global Co-ordinators and taken into account their reasonable comments, treat an MTM instruction which constitutes a properly authenticated dematerialised instruction (the “first instruction”) as not constituting a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus if at the time at which the Registrar receives a properly authenticated dematerialised instruction giving details of the first instruction, the Company or the Registrar is or has received actual notice from Euroclear of any of the matters specified in regulation 35(5)(a) of the Regulations in relation to the first instruction. 3. A New Share shall, for the purposes of this Agreement, be treated as having been “taken up” if: (a) the New Share in nil paid form is in certificated form and the following requirements have been satisfied by 11.00 a.m. on the Acceptance Date: (i) a Provisional Allotment Letter relating to that New Share has been lodged for acceptance by the person to whom it was provisionally allotted or by a renouncee of the right to accept allotment together with a cheque or banker’s draft in pounds sterling for the full amount payable in respect of that New Share, in accordance with the terms of the Prospectus and the Provisional Allotment Letter (or the Company exercises any discretion it has in the Prospectus to treat the Provisional Allotment Letter as binding notwithstanding these requirements); and (ii) the Company has not rejected the Provisional Allotment Letter for any valid reason; and (iii) the Receiving Agent has not been notified that the cheque or other remittance has not been accepted by the drawee on first presentation; and (b) in respect only of any New Share in nil paid form and certificated form that has been treated as taken up in accordance with paragraph 3(a)(iii) above, the Receiving Agent has not notified the Joint Global Co-ordinators by 6.30 a.m. on the second Dealing Day following the Acceptance Date that the cheque or other remittance has subsequently been dishonoured; (c) the New Share in nil paid form is in uncertificated form and: (i) an MTM instruction in respect of those New Shares settles by 11.00 a.m. on the Acceptance Date; or (ii) at the discretion of the Company: 53 (A) an MTM instruction in respect of those New Shares is received by Euroclear by not later than 11.00 a.m. on the Acceptance Date; (B) a number of Nil Paid Rights at least equal to the number of Nil Paid Rights inserted in the MTM instruction is credited to the CREST stock member account of the accepting CREST member specified in the MTM instruction at 11.00 a.m. on the Acceptance Date; and (C) the MTM instruction settles by 11.00 a.m. on the Acceptance Date (or such later time and/or date as the Company and the Joint Global Co- ordinators may decide); or (iii) the following has occurred: (A) an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus; and (B) the MTM instruction has not settled by 11.00 a.m. on the Acceptance Date (or by such later time or date as the Company and the Joint Global Co-ordinators decide); and (C) the Company is not entitled to assume, in accordance with sub-paragraph (vii) of paragraph 2.2.2 of Part III of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in sub-paragraph (iv) of paragraph 2.2.2 of Part III of the Prospectus because it is aware of a reason outside the control of the CREST member or CREST sponsor that sent the MTM instruction for its failure to settle; or (iv) an MTM instruction in respect of those New Shares does not constitute a valid acceptance in accordance with paragraph 2.2.2 of Part III of the Prospectus and the Company, having consulted with the Joint Global Co-ordinators and taken into account their reasonable comments, exercises its discretion to treat as valid the acceptance constituted by the MTM instruction; or (d) a Director-Shareholder has undertaken to subscribe for such New Share pursuant to an Irrevocable Undertaking. 4. For the avoidance of doubt the Joint Global Co-ordinators have no liability or obligation under Clauses 8 and 9 of this Agreement in relation to any New Shares if the New Shares in nil paid form are in certificated form and: (a) the acceptance of the Provisional Allotment Letter in respect of those New Shares is rejected after 11.00 a.m. on the Acceptance Date due to the failure to provide satisfactory evidence of identity to comply with the Money Laundering Regulations 2003 in the manner contemplated in the Rights Issue Announcement, the Prospectus and the Provisional Allotment Letter; or (b) the cheque or other remittance is dishonoured after 6.30 a.m. on the second Dealing Day following the Acceptance Date or the cheque or other remittance is dishonoured after 11.00 a.m. on the Acceptance Date but before 6.30 a.m. second Dealing Day following the Acceptance Date and no notification is made to the Joint Global Co- ordinators pursuant to Clause 8.3 of the Agreement.

54 5. If (but only if) the parties so agree, New Shares will be deemed to have been taken up if the New Shares in nil paid form are in certificated form and: (a) a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) is received by 5.00 p.m. on the Acceptance Date from an authorised person (as defined in the FSMA) identifying the number of New Shares to be acquired and containing an undertaking to lodge the relevant Provisional Allotment Letter properly completed in due course; or (b) the relevant Provisional Allotment Letter and a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) are received by 11.00 a.m. on the first Dealing Day after the Acceptance Date by post and the cover bears a legible postmark of not later than 11.00 a.m. on the Acceptance Date. 6. If the parties decide to extend the time for settlement of MTM instructions in accordance with paragraphs 3(c)(ii)(C) or 3(c)(iii)(B) the Company shall forthwith ask Euroclear not to disable the Nil Paid Rights until the end of that extension. 7. As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 2.30 p.m. on the Acceptance Date, the Company shall, following consultation with the Joint Global Co- ordinators, exercise its discretion in paragraphs 3(c)(ii) and 3(c)(iv) of this Schedule 1 reasonably. 8. If the Company, having consulted with the Joint Global Co-ordinators and taken into account their reasonable comments, accepts: (a) an alternative properly authenticated dematerialised instruction from a CREST member or (where applicable) a CREST sponsor in accordance with paragraph 2.2.2(vii)(c) of Part III of the Prospectus; or (b) an alternative instruction or notification from a CREST member or CREST sponsored member or (where applicable) a CREST sponsor in accordance with paragraph 2.2.2(vii)(e) of Part III of the Prospectus, as constituting a valid acceptance in respect of any New Shares, those New Shares are deemed to have been taken up. 9. Notwithstanding anything in this Schedule 1: (a) a New Share that has not been notified by the Receiving Agent to the Joint Global Co- ordinators as not taken up by 6.30 a.m. on the second Dealing Day following the Acceptance Date will be deemed to have been taken up and the Joint Global Co- ordinators shall have no further obligations under this Agreement in respect thereof; and (b) a New Share shall not be treated as taken up for the purposes of this Agreement in circumstances where the relevant acceptance has been withdrawn pursuant to Article 23 of the UK Prospectus Regulation provided that such New Share shall not subsequently be treated as taken up in accordance with this Schedule 1. 55 Schedule 2 Delivery of Documents Part 1 Documents to be delivered on or prior to release of the Annual Results Announcement and the Rights Issue Announcement 1. One copy of the Board resolutions relating to the approval of this Agreement, the Subscription and Transfer Agreement and the Option Agreement, the release of the Annual Results Announcement and the Rights Issue Announcement and authorising the issue and publication of the Prospectus and authorising the steps to be taken by the Company in connection with the Rights Issue and Admission, or other appropriate evidence of the passing of such resolutions. 2. One copy of the Presentation Materials. 3. One copy of the Verification Notes relating to the Rights Issue Announcement. 4. One copy of the U-Proof. 5. One copy of the Cash Box Memorandum. 6. One copy of the resolution by the board of JerseyCo approving the Option Agreement and the Subscription and Transfer Agreement, approving the subscription and transfer of the JerseyCo Preference Shares and approving the redemption of the JerseyCo Preference Shares. 7. One copy of the Option Agreement. 8. One copy of the Subscription and Transfer Agreement. 9. One copy of each of the memoranda on: (i) directors’ potential liabilities in connection with an offer of shares to be admitted to the Official List; (ii) duties and responsibilities of directors of a listed company; and (iii) directors’ liability considerations under US securities laws in connection with the Rights Issue, from the Company’s Counsel.

56 Part 2 Documents to be delivered on or prior to publication of the Prospectus 1. One copy of the Rights Issue Announcement. 2. One copy of the Annual Results Announcement. 3. A Provisional Allotment Letter in the agreed form. 4. One copy of the Prospectus bearing evidence of formal approval by the FCA. 5. One copy of the Verification Notes relating to the Prospectus and the Presentation Materials. 6. One copy of the Receiving Agent Agreement. 7. One copy of each of the following documents: (a) the signed Form A – application for approval of a prospectus in accordance with Part VI of the FSMA and PRR 3.1.6 (1); (b) the final cross reference list identifying the pages of the Prospectus on which each item required by the schedules and building blocks of the Prospectus Regulation Rules can be found in accordance with PRR 3.1.3; (c) if required by the FCA, any letter identifying content requirements not included in the Prospectus because they are not applicable; and (d) if required by the FCA, any letter submitted to the FCA requesting the omission of information from the Prospectus. 8. One copy of each document stated in the Prospectus as being available for inspection. 9. One copy of a letter signed by each Director and addressed to the Company and the Joint Global Co-ordinators accepting responsibility for the information contained in the Prospectus and, in the case of the Director-Shareholders, including the Irrevocable Undertakings. 10. One copy of a certificate signed by the Company’s CFO confirming the correct extraction of certain operational and financial information contained in the Prospectus. 11. One copy of the sponsor comfort letter signed by the Company and addressed to the Joint Sponsors and dated the date of the Prospectus. 12. One copy of the letter signed by the Company’s Counsel and addressed to the Joint Sponsors in relation to, inter alia, the sponsor obligations and declarations required by Listing Rules 8.4.8R, 8.4.9R(3), 8.4.12R and 8.4.13R(3) and dated the date of the Prospectus. 13. One copy of the signed letter from Deloitte and dated the date of the Prospectus in relation to the sponsor declarations required by, inter alia, Listing Rules 8.4.8R, 8.4.9R(3), 8.4.12R and 8.4.13R(3) addressed to the Joint Sponsors. 14. One copy of each of the signed letters from Deloitte dated the date of the Prospectus in relation to: (a) the extraction of financial information on the Accounts contained in the Prospectus addressed to the Joint Global Co-ordinators and the Company; (b) their consent to the inclusion of their report included in Part XVII (Unaudited Pro Forma Financial Information) of the Prospectus in the form and context in which it appears and authorising the contents of that report for the purposes of item 5.3.9R of the Prospectus Regulation Rules; 57 (c) the Joint Sponsors’ declarations; (d) the no significant change statement relating to the Group contained in the Prospectus, addressed to the Joint Global Co-ordinators and the Company; (e) the working capital position of the Group addressed to the Company and the Joint Global Co-ordinators (f) the FY25 Profit Forecast (as defined in the Prospectus); and (g) the independence of Deloitte in accordance with Financial Reporting Council’s Revised Ethical Standard 2019. 15. One copy of the signed reports from Deloitte in relation to the pro forma financial information contained in Part XVII (Unaudited Pro Forma Financial Information) of the Prospectus, addressed to the Company and the Joint Global Co-ordinators. 16. One copy of the Working Capital Report. 17. One copy of the Working Capital Board Memorandum. 18. One copy of the signed US AU-C920 comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of the Prospectus. 19. One copy of the signed international AU-C920 look-a-like comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of the Prospectus. 20. One copy of Deloitte’s report on the Profit Forecasts. 21. One copy of a signed legal opinion of the Company’s Counsel relating to certain matters of English law dated the date of the Prospectus. 22. One copy of a signed legal opinion of the Banks’ Counsel relating to certain matters of English law dated the date of the Prospectus. 23. One copy of a signed legal opinion of the Company’s Jersey Counsel relating to certain matters under Jersey law, addressed to the Joint Global Co-ordinators and dated the date of the Prospectus. 24. One copy of a signed Rule 10b-5 disclosure letter of the Company’s Counsel dated the date of the Prospectus. 25. One copy of a signed Rule 10b-5 disclosure letter of the Banks’ Counsel dated the date of the Prospectus. 26. One copy of the signed “no registration”, “Investment Company Act” and “accuracy of US tax disclosure” legal opinion of the Company’s Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the date of the Prospectus. 27. One copy of the signed “no registration” legal opinion of the Banks’ Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the date of the Prospectus. All of the above documents shall be delivered in the agreed form or, if no such agreed form exists, in such form as shall be satisfactory (acting reasonably) to the Joint Global Co-ordinators.

58 Part 3 Documents to be delivered prior to Admission 1. One copy of the duly passed Board resolution relating to the allotment of the New Shares. 2. One copy of a letter signed by a Director on behalf of the Company in the form set out in Part 1 of Schedule 4 dated the date of Admission. 3. One copy of the signed Application for Admission of Securities to the Official List as required by paragraph 3.3.2R(1) of the Listing Rules. 4. One copy of the signed Application for Admission of Securities to Trading on the London Stock Exchange (Form 1). 5. One copy of the Company’s CREST enablement letter confirming that the conditions for the admission of the New Shares to CREST are satisfied. 6. One copy of the Company’s CREST application form. 7. One copy of the “bring down” sponsor comfort letter signed by the Company addressed to the Joint Sponsors and dated the date of Admission. 8. One copy of the “bring down” letter signed by the Company’s Counsel and addressed to the Joint Sponsors in relation to, inter alia, the sponsor obligations and declaration required by Listing Rules 8.4.8R, 8.4.9R(3) 8.4.12R and 8.4.13R(3) and dated the date of Admission. 9. One copy of a signed “bring down” letter from Deloitte dated the date of Admission and addressed to the Joint Global Co-ordinators and the Company. 10. One copy of the signed “bring down” US AU-C920 comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of Admission. 11. One copy of the signed “bring down” international AU-C920 look-a-like comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of Admission. 12. One copy of a signed “bring down” legal opinion of the Company’s Counsel relating to certain matters under English law addressed to the Joint Global Co-ordinators and dated the date of Admission. 13. One copy of a signed “bring down” legal opinion of the Banks’ Counsel relating to certain matters of English law dated the date of Admission. 14. One copy of a signed legal opinion of the Company’s Jersey Counsel relating to certain matters under Jersey law, addressed to the Joint Global Co-ordinators and dated the date of Admission. 15. One copy of a signed Rule 10b-5 disclosure letter of the Company’s Counsel dated the date of Admission. 16. One copy of a signed Rule 10b-5 disclosure letter of the Banks’ Counsel dated the date of Admission. 17. One copy of the signed “bring down” “no registration”, “Investment Company Act” and “accuracy of US tax disclosure” legal opinion of the Company’s Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the date of Admission. 59 18. One copy of the signed “bring down” “no registration” legal opinion of the Banks’ Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the date of Admission. All of the above documents shall be delivered in the agreed form or, if no such agreed form exists, in such form as shall be satisfactory (acting reasonably) to the Joint Global Co-ordinators.

60 Part 4 Documents to be delivered on or prior to the publication of any Supplementary Prospectus 1. One copy of the Supplementary Prospectus bearing evidence of formal approval by the FCA. 2. One copy of the Supplementary Prospectus signed by the Company on the front cover. 3. One copy of the Verification Notes relating to the Supplementary Prospectus. 4. One copy of a letter signed by a Director on behalf of the Company in the form set out in Schedule 4 dated the date of the Supplementary Prospectus. 5. One copy of the resolution of the board of Directors approving the Supplementary Prospectus. 6. One copy of every document stated in the Supplementary Prospectus as being available for inspection. 7. One copy of a certificate signed by the Company’s CFO confirming the correct extraction of certain operational and financial information contained in the Supplementary Prospectus; 8. One copy of the sponsor comfort letter signed by the Company addressed to the Joint Sponsors and dated the date of the Supplementary Prospectus. 9. One copy of the letter signed by the Company’s Counsel and addressed to the Joint Sponsors in relation to the sponsor obligations and declaration required by Listing Rules 8.4.8R and 8.4.9R(3) and dated the date of the Supplementary Prospectus. 10. One copy of a signed “bring down” letter from Deloitte dated the date of the Supplementary Prospectus and addressed to the Joint Global Co-ordinators and the Company. 11. One copy of the signed “bring down” US AU-C920 comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of the Supplementary Prospectus. 12. One copy of the signed “bring down” international AU-C920 look-a-like comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of the Supplementary Prospectus. 13. One copy of a signed “bring down” legal opinion of the Company’s Counsel relating to certain matters under English law addressed to the Joint Global Co-ordinators and dated the date of the Supplementary Prospectus. 14. One copy of a signed “bring down” legal opinion of the Banks’ Counsel relating to certain matters of English law dated the date of the Supplementary Prospectus. 15. One copy of a signed legal opinion of the Company’s Jersey Counsel relating to certain matters under Jersey law, addressed to the Joint Global Co-ordinators and dated the date of the Supplementary Prospectus. 16. One copy of a signed Rule 10b-5 disclosure letter of the Company’s Counsel dated the date of the Supplementary Prospectus. 17. One copy of a signed Rule 10b-5 disclosure letter of the Banks’ Counsel dated the date of the Supplementary Prospectus. 18. One copy of a signed “bring down” “no registration”, “Investment Company Act” and “accuracy of US tax disclosure” legal opinion of the Company’s Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the date of the Supplementary Prospectus. 61 19. One copy of the signed “bring down” “no registration” legal opinion of the Banks’ Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the date of the Supplementary Prospectus. All of the above documents shall be delivered in the agreed form or, if no such agreed form exists, in such form as shall be satisfactory (acting reasonably) to the Joint Global Co-ordinators.

62 Part 5 Documents to be delivered at the Time of Sale 1. One copy of a letter signed by a Director on behalf of the Company in the form set out in Part 2 of Schedule 4 dated the date of the Time of Sale. 2. One copy of a certificate signed by the Company’s CFO confirming the correct extraction of certain operational and financial information contained in the Prospectus. 3. One copy of a signed “bring down” letter from Deloitte dated the date of the Time of Sale and addressed to the Joint Global Co-ordinators and the Company. 4. One copy of the signed “bring down” US AU-C920 comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of the Time of Sale. 5. One copy of the signed “bring down” international AU-C920 look-a-like comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the date of the Time of Sale. All of the above documents shall be delivered in the agreed form or, if no such agreed form exists, in such form as shall be satisfactory (acting reasonably) to the Joint Global Co-ordinators. 63 Part 6 Documents to be delivered on or prior to the Settlement Date 1. One copy of a letter signed by a Director on behalf of the Company in the form set out in Part 2 of Schedule 4 dated the Settlement Date. 2. One copy of the resolution of the board of Directors allotting any New Shares not taken up. 3. One copy of a signed “bring down” letter from Deloitte dated the Settlement Date and addressed to the Joint Global Co-ordinators and the Company. 4. One copy of the signed “bring down” US AU-C920 comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the Settlement Date. 5. One copy of the signed “bring down” international AU-C920 look-a-like comfort letter from Deloitte addressed to the Joint Global Co-ordinators and dated the Settlement Date. 6. One copy of a signed “bring down” legal opinion of the Company’s Counsel relating to certain matters under English law addressed to the Joint Global Co-ordinators and dated the Settlement Date. 7. One copy of a signed “bring down” legal opinion of the Banks’ Counsel relating to certain matters of English law dated the Settlement Date. 8. One copy of a signed legal opinion of the Company’s Jersey Counsel relating to certain matters under Jersey law, addressed to the Joint Global Co-ordinators and dated the Settlement Date. 9. One copy of a signed Rule 10b-5 disclosure letter of the Company’s Counsel dated the Settlement Date or Time of Sale, as applicable. 10. One copy of a signed Rule 10b-5 disclosure letter of the Banks’ Counsel dated the Settlement Date or Time of Sale, as applicable. 11. One copy of a signed “bring down” “no registration” legal opinion of the Company’s Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the Settlement Date. 12. One copy of the signed “bring down” “no registration” legal opinion of the Banks’ Counsel relating to certain matters under US law addressed to the Joint Global Co-ordinators and dated the Settlement Date. All of the above documents shall be delivered in the agreed form or, if no such agreed form exists, in such form as shall be satisfactory (acting reasonably) to the Joint Global Co-ordinators.

64 Schedule 3 Representations, Warranties and Undertakings 1. Compliance 1.1 Each Group Company has been duly incorporated and is validly existing as a company with limited liability under the laws of the country of its incorporation with full corporate power and authority to own, lease and operate the properties which it owns, leases and operates and to own its other assets and carry on its business as presently carried on and as intended to be carried on as described in the Prospectus. 1.2 Each Group Company has conducted its business in accordance with all applicable laws and regulations of the United Kingdom and all relevant foreign countries or authorities and there is no order, decree or judgment of any court or any governmental or other competent authority or agency of the United Kingdom or any foreign country outstanding against any Group Company or any person for whose acts any Group Company is vicariously liable or adversely affects, save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 1.3 All orders, registrations, licences, qualifications, permissions, clearances, approvals, authorisations and consents which are material for carrying on the business of the Group have been obtained and are in full force and effect and, so far as the Company is aware, there are no circumstances which might lead to any of such orders, registrations, licences, qualifications, permissions, clearances, approvals, authorisations and consents being revoked, suspended, varied or refused renewal. 1.4 All sums due in respect of the issued Ordinary Share capital of the Company at the date of this Agreement have been paid to and received by the Company. None of the owners or holders of any of the Ordinary Share capital of the Company shall, with effect from Admission, have any pre-emptive or other rights, in his capacity as such, in relation to the Group other than as set out in the memorandum and articles of association of the Company. 1.5 The Company and the Directors have at all times complied with the provisions of the Company’s memorandum and articles of association and the Companies Act and have or will have the right, power and authority under the memorandum and articles of association of the Company, or pursuant to a resolution passed in general meeting, to enter into and perform this Agreement (including, without limitation, the power to pay commissions, fees, costs and expenses provided for in this Agreement), the Option Agreement, the Subscription and Transfer Agreement and the Receiving Agent Agreement, to make the Rights Issue, to allot and issue the New Shares in certificated and uncertificated form, to issue the Relevant Documents in the manner proposed without any sanction or consent by members of the Company or any class of them and to enter into any other agreement in connection with the Rights Issue to which it is, or is to be, a party, and, subject to Admission, there are no other consents, authorisations or approvals required by the Company in connection with the entering into and the performance of this Agreement, the Option Agreement, the Subscription and Transfer Agreement and the Receiving Agent Agreement and the actions referred to in this paragraph 1.5 which have not been or will not be irrevocably and unconditionally obtained. 1.6 The allotment and issue of the New Shares, the Rights Issue, the issue and distribution of the Relevant Documents and any other document by or on behalf of the Company in connection with Admission or the Rights Issue complies with: (a) all applicable laws and regulations of the United Kingdom (including, without limitation, the Companies Act, the FSMA, the FS Act, MAR, the UK Prospectus 65 Regulation, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules, the Admission and Disclosure Standards) and all applicable United States laws and regulations and, as far as the Directors are aware, all applicable laws and regulations of any relevant jurisdiction; and (b) the memorandum and articles of association of the Company. 1.7 The entering into and performance of this Agreement, the Option Agreement, the Subscription and Transfer Agreement and the other agreements to be entered into by the Company in relation to the issue and distribution of the Relevant Documents and Admission complies, or will comply, as the case may be, with all agreements to which the Company is a party or by which it or any of its respective properties or assets is bound and will not infringe any restrictions or the terms of any contract, obligation or commitment of the Company, save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 1.8 The Relevant Documents contain, or will when published contain, all particulars and information required by, and comply, or will when published comply, in all respects with the memorandum and articles of association of the Company, the Companies Act, the FSMA, the FS Act, the UK Prospectus Regulation, MAR, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules, all applicable rules and requirements of the London Stock Exchange and the FCA and all other applicable requirements of statute, statutory regulation or any regulatory body. 1.9 The New Shares, when issued and fully paid, will be free from all Adverse Interests and will rank pari passu in all respects with the existing issued shares in the issued share capital of the Company including the right to receive all dividends and other distributions declared, made or paid on such shares after the date of issue, and there will be no restrictions on the subsequent transfer of the New Shares. 1.10 The New Shares conform to all statements relating thereto contained in the Prospectus, and such description conforms to the rights set out in the Company’s articles of association. 1.11 The Company has complied with the requirements of Euroclear and the Uncertificated Securities Regulations 2001 and the Company’s existing Ordinary Shares are Participating Securities in, and have not been suspended from, CREST. 1.12 This Agreement, the Option Agreement, the Subscription and Transfer Agreement, the Receiving Agent Agreement and the other agreements to be entered into by the Company in connection with Admission and the Rights Issue have been duly authorised, executed and delivered on behalf of the Company and, assuming due authorisation, execution and delivery by the other parties thereto, constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms. 1.13 The Rights Issue (including without limitation, the creation, allotment and issue of the New Shares and the publication and distribution of the Relevant Documents) will be conducted in all material respects in accordance with the terms and conditions of the Relevant Documents and the Company has complied and will comply with all laws, rules and regulations applicable to the Rights Issue in each jurisdiction in which the New Shares are offered. 1.14 Save as disclosed in the Prospectus, there are no rights (conditional or otherwise): (a) to require the issue of any shares or other securities (including without limitation, any loan capital) or securities convertible into or exchangeable for, or warrants, rights or options to purchase, or obligations, commitments or intentions to create the same; or (b) to sell or otherwise dispose of any shares or other securities of a Group Company (other than to another Group, company, as

66 the case may be) which are outstanding and in force, save as would not be material in the context of the Group or otherwise in the context of the Rights Issue, the underwriting of the New Shares or Admission. 1.15 Neither the Company nor any Group Company nor any person acting on its or their behalf has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation in violation of applicable laws or manipulation of the price of any security of the Company or the Group. 1.16 The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any New Shares (except as contemplated in this Agreement). 1.17 The Directors have established procedures to enable the Company to comply with, or explain any non-compliance in accordance with, the provisions of the UK Corporate Governance Code published in July 2018 by the Financial Reporting Council. The Company has adopted and the Directors have established procedures to enable the Company to ensure compliance with the Listing Rules, the Disclosure Guidance and Transparency Rules and MAR on an ongoing basis, including (without limitation) its share dealing code. 2. Relevant Documents 2.1 Each of the Relevant Documents does not and will not, as of its date and on the dates on which this Warranty is deemed repeated (and if amended or supplemented as of the date of such amendment or supplement), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. 2.2 All forecasts, targets, objectives, estimates, forward-looking statements, expressions of opinion, intention, belief or expectation contained in any Relevant Document (following publication, if applicable, and including, without limitation, the Profit Forecasts) are, and were on the respective dates thereof, or will be, when published, made in good faith and truly and honestly held by the Directors, are fairly based and have been, or when made will be, made on reasonable grounds after due and careful consideration and enquiry. 2.3 There are no facts or matters known, or which could on due and careful enquiry have been known, to the Company or any of the Directors, that have been omitted from any Relevant Document (following publication, if applicable), the omission of which would make any material statement of fact or expression of opinion, intention, belief or expectation contained in a Relevant Document misleading. 2.4 Having regard to the particular nature of the Company and the Group and the Company’s issued share capital and the other matters referred to in section 87A of the FSMA, the Prospectus contains all information about the Group which is or might be material for disclosure to potential investors and their professional advisers and which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the matters specified in section 87A(2) of the FSMA in a form which is comprehensible and easy to analyse. 2.5 There is no fact or circumstance which is not disclosed with sufficient prominence in the Prospectus or otherwise in writing to the FCA which ought to be taken into account by the FCA in considering the application for listing of the New Shares on the Official List. 2.6 All information provided by the Company, its subsidiary undertakings or any of its or their officers or employees to the Joint Global Co-ordinators and/or Deloitte in connection with its due diligence enquiries or similar requests for information has been supplied in good faith and such information was when supplied, and remains, true and accurate in all material respects and no further information requested has been withheld, the absence of which might reasonably be considered to be material to an assessment of the Company and the Group. 67 2.7 The U-Proof does not contain any information that is inconsistent in any material respect with the Prospectus, the Annual Results Announcement and the Rights Issue Announcement and there is no material information in the Prospectus which is not contained in the U-Proof. 3. Verification Materials All necessary enquiries have been made to ascertain and verify the accuracy of all material statements of fact and the reasonableness of all other material statements contained in the Relevant Documents. The Company has supplied each of the Directors with a copy of the Verification Materials and is satisfied that the replies to the Verification Materials have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide or approve those replies and they have been provided in good faith with due care and attention and after due and careful enquiry, are true, complete and accurate in all material respects and not misleading and all statements of opinion in such replies are honestly held and based on reasonable grounds. 4. Annual Results Announcement and Previous Announcements With respect to the Annual Results Announcement and all Previous Announcements, all statements of fact contained therein were true and accurate in all material respects and not misleading at the date of the relevant announcement and, save to the extent corrected in any document or announcement issued or made by or on behalf of the Company subsequent thereto, remain true and accurate in all material respects and not misleading and all estimates, expressions of opinion or intention or belief or expectation of the Directors contained therein were at the date of the relevant announcement made on reasonable grounds and were truly and honestly held by the Directors and were fairly based and there were no facts known (or which could on reasonable enquiry have been known by the Directors) the omission of which would make any statement of fact or estimate or statement or expression of opinion, intention, belief or expectation in the Annual Results Announcement or any of the Previous Announcements misleading and the Annual Results Announcement and all Previous Announcements complied with the memorandum and articles of association of the Company, the Companies Act, the FSMA, the FS Act, the UK Prospectus Regulation, MAR, the Listing Rules, the Prospectus Regulation Rules, the Disclosure Requirements, the Disclosure Guidance and Transparency Rules, all applicable rules and requirements of the London Stock Exchange and the FCA and all other requirements of statute, statutory regulation or any regulatory body in any jurisdiction. Save as disclosed in the Prospectus, there is no existing profit forecast outstanding in respect of the Company, the Group taken as a whole, or any member thereof. 5. Statements to regulators (a) All statements made or information provided by or on behalf of the Company to the FCA or the London Stock Exchange or any other applicable regulatory or governmental authority in connection with the Rights Issue and/or Admission, are (or, when made, will be) true and accurate in all material respects and are not in light of the circumstances under which the statements were made or the information was given (or, when made, will not be) misleading and there are no facts which have not been disclosed to the FCA or the London Stock Exchange in connection therewith which by their omission make any such statements misleading or which are material for disclosure to any of them. All expressions of opinion, intention, belief or expectation made by or on behalf of the Company to the FCA or the London Stock Exchange or any other applicable regulatory or governmental authority in connection with the Rights Issue and/or Admission, are (or, when made, will be) truly and honestly held and have been (or, when made, will be) fairly made on reasonable grounds and/or assumptions after due and careful consideration and enquiry. (b) The Company has informed the Joint Global Co-ordinators of all discussions which it or its agents (other than the Joint Global Co-ordinators and their affiliates, as to whom

68 it makes no representation) have had with the FCA and the London Stock Exchange respectively in relation to the applications for Admission or the interpretation of and application of the Prospectus Regulation Rules, the Listing Rules, MAR and the Disclosure Guidance and Transparency Rules to the Company, in each case in relation to the Rights Issue and/or Admission. 6. Non-disclosure There is no non-public fact or circumstance which (excluding, for the avoidance of doubt, any fact or circumstances disclosed in the U-Proof and the Prospectus), if publicly disclosed by the Company would reasonably be expected to have, a significant effect on the market price of Ordinary Shares or any other securities of the Company or the Group or which is required by law or regulation to be disclosed to the public. 7. Accounts 7.1 The Accounts: (a) have been prepared and audited in accordance with and comply with the Companies Act and all applicable laws and regulations; (b) give a true and fair view of the financial condition and of the state of affairs of the Company and the Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of the Company and the Group for such periods; (c) are in accordance with IFRS applied on a consistent basis throughout the periods involved, unless as indicated in the notes to the consolidated financial statements, in accordance with IFRS; (d) either make proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all liabilities or commitments, whether actual, deferred, contingent or disputed of the Group; and (e) have been prepared after due and careful enquiry by the Company and, where applicable, its subsidiaries, and are prepared on the basis set out in the Prospectus consistently with the accounting policies of the Group. 7.2 The unaudited pro forma financial information on the Group and the related notes thereto set out in Part IX of the Prospectus has been duly and carefully prepared on the bases set out in Part IX of the Prospectus and in accordance with the UK Prospectus Regulation and is presented on a basis consistent with the accounting principles, standards and practices normally applied by the Company. 7.3 The summary and selected financial information on the Group set out in the Prospectus has been duly and carefully extracted from the Accounts and has been properly compiled on a basis consistent with IFRS as disclosed in the accounting policies included in the Accounts, save as disclosed in the Prospectus. 7.4 The information contained in the statement of capitalisation and indebtedness set out in the Prospectus presents fairly the information contained therein, has been accurately extracted from the Company’s records and properly compiled on the basis described therein and on a basis that is consistent with the accounting policies applied in the Accounts. The information contained in the statement of capitalisation and indebtedness is in accordance with the Listing Rules, the UK Prospectus Regulation and the Admission and Disclosure Standards, and the assumptions used in the preparation of such statement are reasonable and the adjustments used therein are appropriate, to give effect to the transactions and circumstances referred to therein. 69 7.5 Save to the extent set out in the Accounts, no Group Company has any off-balance sheet financing, investment or liability material for disclosure in the Prospectus. 7.6 The Profit Forecasts have been prepared with all due care and attention by the Company and the Directors and properly compiled on the basis of the assumptions set out in Part X of the Prospectus, are comparable with the Company’s results for the financial year ended 31 March 2024 and restated prior year comparatives for the financial year ended 31 March 2023 and are consistent with the accounting policies used in the Annual Results, and the assumptions on which the Profit Forecasts are based are fairly presented and reasonable and there are no other material assumptions which are not, but should reasonably have been, taken into account in the preparation of the Profit Forecasts. 7.7 The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and the Group and the Company maintains a system of internal financial and accounting controls sufficient for the proper operation of those procedures and to enable the Group to comply with its regulatory, legal and accounting obligations. 7.8 Each of the Company and every other Group Company maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorisation; (b) transactions are recorded as necessary to permit preparation of financial statements by the Company on a consolidated basis in conformity with IFRS and the Companies Act and the rules and regulations thereunder and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorisation; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. 7.9 There are no, and during the past three years have been no: (a) material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) of the Company or the Group; (b) changes in the Company’s internal controls over financial reporting of the Company or the Group that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting of the Company or the Group, or, insofar as the Company is aware; or (c) instances of fraud involving any member of management of the Company or of any Group Company or any other employee of the Company or any Group Company save as would not be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 7.10 Deloitte, who have audited the Company’s consolidated financial statements and supporting notes as at and for the years ended 31 March 2024, 2023 and 2022, are independent auditors with respect to the Group, as required under audit regulations and guidance issued by the Institute of Chartered Accountants in England and Wales and under the United Kingdom’s Auditing Practices Board’s Ethical Standards, and by the Listing Rules and the UK Prospectus Regulation. 8. Position since Accounts Date 8.1 Since the Accounts Date: (a) each Group Company has carried on its respective business in the ordinary course and there has been no Material Adverse Change (whether or not foreseeable at the date of this Agreement);

70 (b) there has been no material impairment to charges in respect of any assets of the Company or of any Group Company and there has been no material increase in the provisions in respect of losses in relation to any mortgage, loans or other assets of the Company or of any Group Company; (c) no Group Company has, otherwise than in the ordinary course of business, entered into or assumed or incurred any contract, oral or written commitment (whether in respect of capital expenditure or otherwise), borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or any other agreement or obligation; (d) no dividends or other distributions have been, or have been treated as having been, declared, made or paid by any Group Company otherwise than to another Group Company as part of the normal intra-Group cash flow and funding movements; (e) no debtor has been released by the Company to an extent which is material in relation to the Company or any Group Company on terms that he pays less than the book value of his debt and no debt of such material amount owing to the Company or any Group Company has been deferred, subordinated or written off or has proven irrecoverable to any material extent; (f) no Group Company has been involved in any transaction which has resulted or is likely to result in any material liability for Tax on the Company or any Group Company other than a transaction in the ordinary course of business or which is provided for in the Accounts; (g) no Group Company has been in default in any material respect under any agreement or arrangement to which any Group Company is a party and which is or might be material and there are no circumstances likely to give rise to such violation or default; (h) the business of the Group has not been materially affected by the loss of any customer or source of supply and, so far as the Company is aware, there are no facts or circumstances which could reasonably be expected to give rise to any loss which would materially affect the business of the Group; and (i) there has not been any industrial action materially affecting any Group Company and, after making due and careful enquiries, the Company is not aware of any circumstances which could reasonably be expected to give rise to any industrial action which would be material in the context of the Group, the Rights Issue, the underwriting of the New Shares or Admission. 9. Accountants’ reports 9.1 All information provided by the Company to the Joint Global Co-ordinators and/or Deloitte for the purposes of the Working Capital Report and/or any other report prepared by Deloitte in connection with the Rights Issue and in respect of any updates thereto, has been supplied to them in good faith; and such information was when supplied and remains true and accurate in all material respects and not misleading and no information has been withheld the absence of which might reasonably have affected the contents of the Working Capital Report and/or any other such report in any material respect. 9.2 The Working Capital Report has been approved by the Directors or a duly authorised committee thereof and has been made after due and careful enquiry and consideration, all statements of fact therein are true and accurate in all material respects and not misleading, all expressions of opinion, intention, belief or expectation contained therein are made in good faith and on reasonable grounds after due and careful enquiry and consideration and are honestly held by the Directors and are fairly based and there are no other facts known, or which could on reasonable enquiry have been known to the Company, the omission of which would make any 71 such statement or expression in the Working Capital Report misleading, all the bases and assumptions on which the Working Capital Report is based are reasonable and, so far as the Company is aware, there are no other assumptions on which the Working Capital Report ought to have been based which have not been made. 9.3 The cash flow and working capital projections contained in the Working Capital Report produced by Deloitte have been prepared by the Company on a reasonable basis after due and careful enquiry and take into account all material matters and sensitivities of which the Company is aware concerning the Company, each other Group Company and the markets in which any of them is carrying on, or is expecting to carry on, business. 9.4 The Group has sufficient working capital, taking into account the net proceeds of the Rights Issue, for its present requirements, that is, for at least 12 months following the date of publication of the Prospectus 10. Guarantees, Indemnities, Borrowings and Default 10.1 There is no indebtedness (actual or contingent) nor any indemnity, guarantee or security arrangement between any Group Company and any current or former employee, current or former director or current or former consultant of any Group Company or any person connected with any of such persons or in which any such person is interested (whether directly or indirectly), other than on an arms' length basis, which is material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission. 10.2 No event has occurred nor have any circumstances arisen (and the making and completion of the Rights Issue and the allotment and issue of the New Shares will not give rise to any such event or circumstance) so that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any indebtedness of any Group Company which is material in the context of the Group’s borrowings or working capital projections and no person to whom any indebtedness, which is material in the context of the Group’s borrowings, of any Group Company which is payable on demand is owed has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any guarantee, indemnity or other security for, the same. 10.3 All of the Group’s borrowing facilities referred to in the Working Capital Report (together, for the purpose of this paragraph 10.3, the “Facilities”) have been duly executed on behalf of the relevant Group Company and are in full force and effect. The Company and each Group Company are in compliance with and will (and will procure that its subsidiaries will) comply with and duly perform all its (or their) covenants and undertakings under the Facilities, other than in respect of any obligations that are administrative or not material, if breach of that covenant or undertaking would entitle the funders to refuse to make any moneys available under the Facilities. The Company will not (and will procure that no other subsidiary will) take any action or omit to take any action which would entitle any of the funders to refuse to make the Facilities available. To the best of the knowledge, information and belief of the Company, all undrawn amounts under such Facilities are or will be capable of drawdown and there is nothing known, or which could on reasonable enquiry be known, to the Company that would give cause for undrawn amounts under any Facilities not being available for drawing as and when required or would cause the Company to be in breach of any negative covenants contained in the terms and conditions of such Facilities. 10.4 There are no companies, undertakings, partnerships or joint ventures in existence whose results are not consolidated with the results of the Group, but whose default would affect the indebtedness or increase the contingent liabilities of the Group to the extent which could have

72 a material adverse effect on the financial or trading position of the Group taken as a whole or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 10.5 The amounts borrowed by each Group Company do not exceed any limitation on its borrowing contained in its articles of association, any debenture or other deed or document binding upon it and no Group Company has outstanding any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in audited accounts or borrowed any money which it has not repaid, save for borrowings specified in the Accounts. 10.6 No event or circumstance exists, has occurred or arisen or, so far as the Company is aware, is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, termination of or a default or the acceleration or breach of an obligation under any agreement, instrument or arrangement to which any Group Company is a party or by which any such Group Company or any of its properties, revenues or assets are bound, in each case which is material in the context of the Group, the Rights Issue, the underwriting of the New Shares or Admission. 11. Credit rating The Company has not received notice of any intended or potential downgrading of the rating assigned to any of the Company’s (or any other member of its Group’s) credit or debt rating by a “nationally recognised statistical rating organization” (as recognised by the SEC) (an “NRSRO”) or any affiliate of an NRSRO and no such downgrade has occurred, in each case which would or might reasonably be expected to be material in the context of the Group, the Rights Issue, the underwriting of the New Shares or Admission. 12. Taxation 12.1 The Company and each other Group Company has duly, and within any appropriate time limits, made all returns and computations, given all notices and supplied all material information required to be made, given or supplied to all relevant Tax Authorities and has maintained all material records required to be maintained for Tax purposes, in each case save as would not be material in the context of the Group, the Rights Issue, the underwriting of the New Shares or Admission; so far as the Company is aware, all such information was and remains complete and accurate in all material respects and all such computations, returns and notices were and remain complete and accurate in all material respects and were made on a proper basis; and none of the Company nor any other Group Company is involved in any material dispute or investigation with any Tax Authority, nor has any enquiry been raised by any Tax Authority in respect of the Company or any other Group Company, and so far as the Company is aware there is no significant risk that such dispute, investigation or enquiry will arise. 12.2 The Company and each other Group Company has paid or caused to be paid all material Taxes due and payable by it in full and on a timely basis, has withheld or collected all material Taxes that it is required to withhold or collect in full and on a timely basis, has timely accounted to the relevant Tax Authority for such amounts in full and has been in compliance with applicable Tax laws and regulations in all material respects. 12.3 All material liabilities, whether actual, deferred, contingent (as defined under IFRS) or disputed, of the Company and each other Group Company for Tax measured by reference to income, profits or gains earned, accrued or received on or before the Accounts Date or arising in respect of an event occurring or deemed to occur on or before the Accounts Date are provided for or (as appropriate) disclosed in the Accounts in accordance with generally accepted accounting principles. All other warranties relating to specific Tax matters set out in this Agreement, the Option Agreement or the Subscription and Transfer Agreement are made without prejudice to the generality of this warranty. 73 12.4 All material amounts of National Insurance contributions and material sums payable to HMRC under the P.A.Y.E. system and any material amounts of a corresponding nature (including any social security, social fund or similar contributions) payable to any Tax Authority outside the United Kingdom due and payable by the Company or any other Group Company up to the date hereof have within applicable requisite time limits been paid and the Company and each other Group Company has within applicable requisite time limits made such deductions and retentions as should have been made under applicable laws and regulations in respect thereof in all material respects. 12.5 Save as disclosed in the Prospectus, no Transfer Tax imposed under the laws of the United Kingdom or Jersey (other than any Transfer Tax for which the Company is not liable by virtue of Clause 11.6): (a) is payable in connection with: (i) the allotment, issue and delivery of the New Shares by the Company to Qualifying Shareholders taking up the Rights Issue or to acquirers in respect of any New Shares which have not been taken up in accordance with the terms of this Agreement; (ii) the execution and delivery of this Agreement, the Subscription and Transfer Agreement or the Option Agreement; or (iii) the allotment, issue and delivery of JerseyCo Ordinary Shares and JerseyCo Preference Shares to the Bank Subscriber; or (b) needs to be paid in respect of the transfer of JerseyCo Ordinary Shares and JerseyCo Preference Shares by the Bank Subscriber to the Company provided that the relevant instruments of transfer are executed and retained outside the United Kingdom. 12.6 Each Group Company (other than JerseyCo) is and has at all times been resident for Tax purposes solely in its jurisdiction of incorporation and is not and has not at any time been treated either as resident or having a permanent establishment or other place of business in any other jurisdiction for any Tax purpose (including any double Tax arrangement) and is not and has not at any time been subject to Tax on its income, profits or gains in any jurisdiction other than its jurisdiction of incorporation. 12.7 JerseyCo is, and at the time of execution of the Subscription and Transfer Agreement and the Option Agreement and whilst JerseyCo Ordinary Shares and/or JerseyCo Preference Shares are held by the Bank Subscriber (and immediately following the transfer of such shares to the Company) and for so long as the Bank Subscriber is contractually obliged to acquire JerseyCo Ordinary Shares and/or JerseyCo Preference Shares will be, resident in the United Kingdom for tax purposes and nowhere else. 12.8 The register of members of JerseyCo is, and whilst JerseyCo Ordinary Shares and/or JerseyCo Preference Shares are held by the Bank Subscriber (and immediately following the transfer of such shares to the Company) and for so long as the Bank Subscriber is contractually obliged to acquire JerseyCo Ordinary Shares and/or JerseyCo Preference Shares, will continue at all times to be kept by or on behalf of JerseyCo outside the United Kingdom. 13. Litigation 13.1 No Group Company nor any of their respective officers or agents or employees is involved, or has within the last 12 months immediately preceding the date of this Agreement been involved, in any civil, criminal, arbitration, administrative, governmental or other proceedings or governmental regulatory or similar investigation or enquiry, whether as plaintiff, defendant or otherwise which, by itself or with other proceedings, which individually or collectively is of material importance in the context of the Group or may have a significant effect on the Company’s or the Group’s financial position or profitability. 13.2 No litigation or arbitration, administrative, governmental, civil, criminal or other proceedings nor governmental, regulatory or similar investigation or enquiry are pending or have been

74 threatened by or against any Group Company or any of their respective officers, agents or employees in relation to the affairs of any Group Company and, to the best of the knowledge, information and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such litigation or arbitration, administrative, criminal, governmental, civil, or other proceedings or governmental, regulatory or similar investigation or enquiry, in each case, to an extent which, by itself or with other proceedings, is or would be of material importance in the context of the Group or may have a significant effect on the Company’s or the Group’s financial position or profitability. 13.3 For the purpose of this paragraph 13.3, “proceedings” includes any action by any governmental, public or regulatory authority (including any investment exchange or any authority or body which regulates investment business or takeovers or which is concerned with regulatory, licensing, competition taxation matters or matters concerning Intellectual Property Rights). 14. Intellectual Property and Data Protection 14.1 The Group does not infringe the Intellectual Property Rights of any third party nor does any third party infringe the Intellectual Property Rights owned or used by the Group, save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 14.2 All Intellectual Property Rights that are reasonably necessary to carry on the business now conducted or planned to be conducted by the Group are valid and enforceable and are either legally or beneficially owned by the Group or are lawfully used under a licence and are not subject to any Adverse Interests, save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 14.3 The Group complies with all applicable data protection laws or guidelines and neither the Company nor any other Group Company has received any notice, or is aware of any allegation from any competent authority, that it has not complied with any applicable data protection laws or guidelines, save in each case as would not be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 15. Arrangements with Directors and Shareholders 15.1 There are no loans made by any Group Company to any of the shareholders of the Company and/or any of the directors of any Group Company and/or any associate of any of them, other than on an arm’s length basis. 15.2 There are no debts owing to any Group Company by any of the shareholders of the Company and/or any of the directors of any Group Company and/or any associate of any of them, other than on an arm’s length basis. 15.3 Save as fairly disclosed in the Prospectus: (a) except for the articles of association of the Company and any service agreement with a Director, there are no existing contracts or engagements to which any Group Company is a party and in which any of the directors of any Group Company and/or any associate of any of them is interested, which would be material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission; (b) none of the Directors and their respective associates either individually, collectively or with any other persons are directly or indirectly interested in (in any way whatsoever) any Intellectual Property Rights not owned by the Group which would be of material 75 benefit to its present or proposed activities or in any business which is competitive with any business carried on by the Group (save as the holder of shares or debentures in a company which confers not more than three (3) per cent. of the votes which could be cast at a general meeting of that company); (c) no holder of Ordinary Shares has any rights, in his capacity as such, in relation to any Group Company other than as set out in the articles of association of the Company; (d) the Company is not aware of any claim, demand or right of action against any Group Company otherwise than for accrued remuneration in accordance with their contracts of employment by any officer or employee (or former officer or employee) of the Group and/or any associate of them which is or might reasonably be expected to be material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission; (e) so far as the Company is aware, no Director nor any person connected with such Director nor any of the employees of the Group nor any person connected with any such employee is in breach of any restrictive covenant, employment agreement or contract for services which would or might have a material adverse effect on the Company or any other Group Company and, so far as the Company is aware, there are no circumstances which might give rise to any claim of such a breach or any other dispute with any employer, former employer or other person for whom any Director or employee of the Group provides or has provided services which is or might reasonably be expected to be material in the context of the Group taken as a whole, the Rights Issue, the underwriting of the New Shares or Admission; and (f) no Director has given notice of termination of his contract of employment and, so far as the Company is aware, no Director has indicated to the Company an intention to resign. 16. Competition No Group Company nor, so far as the Company is aware, any person for whose acts and defaults any Group Company may be vicariously liable is or has been a party to or involved in any agreement, understanding, arrangement, concerted practice or conduct which (in whole or in part) may infringe or has infringed any competition, state aid, antitrust or anti restrictive trade practice or merger control Laws (including Articles 101, 102 and 106 to 109 of the Treaty on the Functioning of the European Union, sections 2 and 19 of the Competition Act 1988, section 188 of the Enterprise Act 2002 and Council Regulation 139/2004/EC on the control of concentrations between undertakings). 17. Insurance The Group is insured to adequate levels against all risks which the Company reasonably believes to be commonly insured against by persons carrying on the same or similar businesses as those carried on by the Group and against all risks against which the Company reasonably believes to be appropriate in the particular circumstances of the businesses carried on by each Group Company, all such insurances are in full force and effect and to the best knowledge, information and belief of the Company, there are no circumstances which could render any such insurances void or voidable and there is no material insurance claim, pending, threatened or outstanding against any Group Company and, so far as the Company is aware, all premiums due in respect of all insurances have been duly paid. Neither the Company nor any Group Company has been refused any insurance coverage sought or applied for in the 12 months prior to the date of this Agreement and neither the Company nor any other Group Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

76 18. Information Technology 18.1 Systems used or planned to be used in connection with the businesses of the Group are adequate for the present needs of the business of the Group. 18.2 Save as would not be material in the context of the Group or otherwise material in the context of the Rights Issue, the underwriting of the New Shares or Admission, in the 12 months prior to the date of this Agreement, the Group did not suffer and, so far as the Company is aware, no other person has suffered any failures or bugs in or breakdowns of any systems owned by and used in connection with the businesses of the Group which have caused any substantial disruption or interruption in or to its use and the Company is not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the date of this Agreement on the same basis as it is presently used. 18.3 Save as would not be material in the context of the Group or otherwise material in the context of the Rights Issue, the underwriting of the New Shares or Admission, all hardware comprised in any systems, excluding any software and any external communications lines, used in the businesses of the Group are owned (except those items which are subject to finance leases) and operated by and are under the control of a Group Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Group. 18.4 Save as would not be material in the context of the Group or otherwise material in the context of the Rights Issue, the underwriting of the New Shares or Admission, each Group Company is validly licensed or otherwise authorised to use the software used in its business. 19. Premises 19.1 The Company and each Group Company has good and marketable title to all real property (including, but not limited to, all freehold and leasehold property and which is, where required, registered at HM Land Registry with title absolute) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions, cautions, notices or inhibitions and defects except such as: (a) are fairly described in the Prospectus; (b) do not individually or in the aggregate materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Group Company; or (c) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 19.2 Any real property and buildings held under lease by the Company or any Group Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not individually or in the aggregate material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Group Company or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 20. Share Options 20.1 The particulars of the share option schemes contained in the Prospectus or any Supplementary Prospectus and, in particular, the information as to the dates on which options may be exercised and the number of options granted (conditionally or otherwise) on or before the date of this Agreement are accurate in all material respects and not misleading. 77 20.2 Except as disclosed in the Accounts, any Previous Announcement, the Prospectus or any Supplementary Prospectus, and except for options granted under the Company’s approved share option schemes in accordance with normal practice, there are no arrangements which (contingently or otherwise) may give rise to an obligation on the Company or any Group Company to allot, issue or grant any relevant securities as defined in section 915A of the Companies Act. 21. Pension Schemes Save in respect of the pension schemes disclosed in the Accounts, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under national insurance or social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service. 22. Labour Matters No labour problem, dispute, slow-down, stoppage or disturbance involving the employees of the Company or any other Group Company exists, or so far as the Company is aware, is imminent or threatened save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 23. Agreements Save as disclosed in the Prospectus, there is no agreement, undertaking, instrument or arrangement requiring the creation, allotment, issue, redemption or repayment, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, redemption or repayment, of any shares in the capital of a Group Company (including, without limitation, an option or right of pre-emption or conversion) which is or might reasonably be expected to be material in the context of the Group as a whole or otherwise in the context of the Rights Issue, the underwriting of the New Shares or Admission. 24. Insolvency 24.1 No Group Company is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or is otherwise insolvent. 24.2 Except for any proceedings, meetings, resolutions or orders in connection with a winding up of a Group Company for the purposes of a solvent reorganisation or reconstruction which is not material in the context of the Group as a whole, the Rights Issue, the underwriting of the New Shares or Admission, during the 12 months preceding the date of this Agreement, no order has been made, petition presented or resolutions passed for the winding up of any Group Company and no meeting has been convened for the purpose of winding up any Group Company. 24.3 During the 12 months preceding the date of this Agreement, so far as the Company is aware, no steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of any Group Company. 24.4 No Group Company has by reason of actual or anticipated financial difficulties: (a) obtained, or commenced discussions with a view to obtaining, stand-by or emergency funding from any governmental or regulatory authority, save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission; or

78 (b) rescheduled, or commenced negotiations with its creditors or any class of its creditors with a view to rescheduling, any of its indebtedness or made or proposed any arrangement or composition with its creditors or any class of its creditors, save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission. 25. Environmental Save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission: (a) neither the Company nor any other Group Company is in violation of any federal state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, noise, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, biological materials, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (b) there are no material claims, proceedings, actions or investigations pending against the Group with respect to non-compliance with or liability (whether actual or prospective), obligation or duty under Environmental Laws nor have any such claims, proceedings, actions or investigations been threatened; and (c) the Company and all other Group Companies have all permits, licences, authorisations and approvals for their respective businesses required under any applicable Environmental Laws and are each in compliance with their requirements. 26. Regulatory Save as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or otherwise be material in the context of the Rights Issue, the underwriting of the New Shares or Admission: (a) Each Group Company required to be licensed is duly licensed in its jurisdiction of incorporation and domicile and is duly licensed or authorised in each other jurisdiction where it is required to be licensed or authorised to conduct its business as described in the Prospectus; (b) no Group Company nor any of their respective officers has failed to comply with any statutory provision or any rules, regulations, directions, requirements, notices and provisions of any regulatory body applying to such Group Company in relation to its business; and (c) no Group Company is the subject of any investigation, enforcement action (including, without limitation to vary the terms of any permission of licence) or disciplinary proceeding by any regulatory body having jurisdiction over such Group Company, and no such investigation, enforcement action or disciplinary proceeding is threatened or pending. 79 27. United States Securities Laws 27.1 Foreign Issuer and No Substantial U.S. Market Interest The Company is a “foreign issuer” (as defined in Regulation S) and reasonably believes that there is no “substantial U.S. market interest” (as defined in Regulation S) in the Securities or any other securities of the Company of the same class as the Securities. 27.2 No Integration of Similar Offerings None of the Company, its affiliates or any person acting on its or their behalf (other than the Joint Global Co-ordinators as to whom the Company makes no representation or warranty), directly or indirectly, has made offers or sales of any security, has solicited offers to buy, or otherwise negotiated in respect of, any security under circumstances that would require the Securities to be registered under the Securities Act. 27.3 No General Solicitation, General Advertising or Directed Selling Efforts Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Joint Global Co-ordinators as to whom the Company makes no representation or warranty) has: (a) engaged in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with offers or sales of the Nil Paid Rights, Fully Paid Rights or New Shares in the United States; or (b) engaged in any “directed selling efforts” (within the meaning of Regulation S) in connection with offers or sales of the Nil Paid Rights, Fully Paid Rights or New Shares; or (c) offered or sold or will offer or sell or has solicited or will solicit offers to buy any Nil Paid Rights, Fully Paid Rights or New Shares in any manner involving a “public offering” in the United States within the meaning of Section 4(a)(2) of the Securities Act. 27.4 Passive Foreign Investment Company The Company believes that it was not for its most recent taxable year and does not expect to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the current taxable year or in the foreseeable future. 27.5 Investment Company Act The Company is not, and after giving effect to the offering and sale of the Nil Paid Rights, Fully Paid Rights and the New Shares and the application of the proceeds therefrom will not be, an “investment company” as such term is defined in the Investment Company Act. 28. Sanctions Neither the Company nor any Group Company, nor any of its or their directors or officers, nor, so far as the Company is aware, any of its or their employees, agents or affiliates or other person associated with or acting on behalf of the Company or any Group Company (other than the Joint Global Co-ordinators as to whom the Company makes no representation or warranty) is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the

80 Company or any Group Company located, organized, operating or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson or any other jurisdiction or territory that is similarly the target of countrywide or territory-wide Sanctions (each, a “Sanctioned Territory”). For the past 10 years, the Company and each Group Company have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory. Any of the above provisions of this paragraph 28 shall not apply if and to the extent it is unenforceable as a result of the Blocking Regulation and, in such case, the enforceability of this paragraph 28 shall not otherwise be affected. 29. No Unlawful Payments Neither the Company nor any Group Company, nor any of its or their directors, officers, nor, so far as the Company is aware, any of its or their employees, agents or affiliates or other person associated with or acting on behalf of the Company or any Group Company (other than the Joint Global Co-ordinators as to whom the Company makes no representation or warranty), has: (a) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or any public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the FCPA, as amended, or any applicable law or regulation implementing the OECD Convention, or committed an offence under the Bribery Act, or any other applicable anti-bribery or anti-corruption laws; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, save, in the case of sub-paragraphs (c) and (d) only, as would not be material in the context of the Group, the Rights Issue, the underwriting of the New Shares or Admission. The Company and the Group have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. 30. Anti-Corruption Neither the Company nor any Group Company, nor any of its or their directors or officers, nor, so far as the Company is aware, any of its or their employees, agents or affiliates or other person associated with or acting on behalf of the Company or any Group Company (other than the Joint Global Co-ordinators as to whom the Company makes no representation or warranty), is or has been, in connection with all or any part of the business of any Group Company, the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under the FCPA, Bribery Act or similar legislation in any other jurisdiction, and no such investigation, inquiry or proceedings are pending or, to the Company’s knowledge, have been threatened and, so far as the Company is aware, there are no circumstances that are reasonably expected to give rise to any such investigation, inquiry or proceedings. 31. Anti-Money Laundering The operations of the Company and each Group Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any Group 81 Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any Group Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

82 Schedule 4 Letter of Confirmation Part 1 Pre-Admission [On the letterhead of the Company] To: [***] [***] [●] 2024 Dear Sir/Madam We refer to the Underwriting Agreement between us dated 23 May 2024 (the “Underwriting Agreement”) and to the conditions set out in Clause 2.1 of the Underwriting Agreement (the “Conditions”). References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein. We hereby confirm that, having made due and careful enquiry and subject to the giving of this letter: (a) we have complied with all our obligations under the Underwriting Agreement which fall to be performed to date; (b) each of the Conditions, other than that contained in Clause 2.1(h), is satisfied as at the delivery of this letter; (c) we are not aware of any reason why the Conditions will not continue to be satisfied until Admission; and (d) subject to the provisions of Clause 13, none of the Warranties has been breached or was untrue, inaccurate or misleading when made, and none of the Warranties would be breached or become untrue, inaccurate or misleading if repeated by reference to the facts and circumstances subsisting at the date hereof. This letter, and any non-contractual obligations arising out of or in connection with it, will be governed by and construed in accordance with English law. Yours faithfully _____________________________________ Director/Secretary National Grid plc 83 Part 2 Post-Admission [On the letterhead of the Company] To: [***] [***] [●] 2024 Dear Sir/Madam We refer to the Underwriting Agreement between us dated 23 May 2024 (the “Underwriting Agreement”). References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein. We hereby confirm that, subject to the giving of this letter: (a) we have complied with all of our obligations under the Underwriting Agreement which fall to be performed to date; and (b) subject to the provisions of Clause 13, none of the Warranties has been breached or was untrue, inaccurate or misleading when made, and none of the Warranties would be breached or become untrue, inaccurate or misleading if repeated by reference to the facts and circumstances subsisting at the date hereof. This letter, and any non-contractual obligations arising out of or in connection with it, will be governed by and construed in accordance with English law. Yours faithfully ____________________ Director/Secretary National Grid plc

84 Schedule 5 Selling Restrictions United States 1. Each of the Joint Global Co-ordinators severally, and not jointly or jointly and severally, acknowledges that none of the Nil Paid Rights, Fully Paid Rights or the New Shares have been or will be registered under the Securities Act and may not be offered or sold within the United States, except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and represents and agrees that (a) neither the Joint Global Co-ordinators nor any of their respective affiliates, nor any person acting on its or their behalf has solicited or will solicit offers for, or has offered, sold or procured acquirers or purchasers for or will offer, sell or procure acquirers or purchasers for, Nil Paid Rights, Fully Paid Rights or New Shares by means of any general solicitation or general advertising (within the meaning of Regulation D) or otherwise in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, (b) neither the Joint Global Co-ordinators, nor any of their respective affiliates, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Nil Paid Rights, Fully Paid Rights or New Shares, and (c) neither the Joint Global Co-ordinators, nor any person acting on its or their behalf, has offered or sold or solicited offers for or procured acquirers or purchasers for and will offer or sell, or solicit offers for or procure acquirers or purchasers for, the Nil Paid Rights, Fully Paid Rights or New Shares, as part of their initial distribution, only (i) to or from persons who it reasonably believes are QIBs who, other than with respect to any New Shares placed pursuant to Clause 8, deliver an executed QIB Letter, or if any such person is buying for one or more institutional accounts of which such person is acting as fiduciary or agent, only when the Company, the Joint Global Co-ordinators, or any person acting on its or their behalf, as the case may be, reasonably believe that each such account is a QIB and, other than with respect to any New Shares placed pursuant to Clause 8, receive an executed QIB Letter in respect of each such account pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; or (ii) in offshore transactions within the meaning, and meeting the requirements, of Rule 903 under Regulation S of the Securities Act. European Economic Area 2. In relation to each Member State of the European Economic Area (each a “Relevant State”), each Joint Global Co-ordinator represents, warrants and agrees that it has not made and will not make an offer of the New Shares, Nil Paid Rights or Fully Paid Rights to the public in that Relevant State prior to the publication of a prospectus in relation to the New Shares, Nil Paid Rights or Fully Paid Rights which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in the Relevant State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any New Shares, Nil Paid Rights or Fully Paid Rights at any time under the following exemptions under the EU Prospectus Regulation: (a) to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the EU Prospectus Regulation); or (c) in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, 85 provided that no such offer of the New Shares, Nil Paid Rights or Fully Paid Rights shall require the Company or the Joint Global Co-ordinators to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person to whom it makes any offer under the Rights Issue will be deemed to have represented, acknowledged, and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any New Shares, Nil Paid Rights or Fully Paid Rights in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any New Shares, Nil Paid Rights or Fully Paid Rights to be offered so as to enable an investor to decide to purchase or subscribe for any New Shares, Nil Paid Rights or Fully Paid Rights. In the case of the New Shares, the Nil Paid Rights or the Fully Paid Rights being offered to a financial intermediary, as that term is used in the EU Prospectus Regulation, each party acknowledges to each of the others that it will use its reasonable endeavours, by the inclusion of appropriate language in some or all of the Relevant Documents, to procure that such financial intermediary will be deemed to have represented, acknowledged and agreed that the New Shares, the Nil Paid Rights or the Fully Paid Rights acquired by it have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any New Shares, Nil Paid Rights or Fully Paid Rights to the public other than their offer or resale in a Relevant Member State to “qualified investors” within the meaning of Article 2(e) of the EU Prospectus Regulation or in circumstances in which the prior consent of each of the Company and the Joint Global Co-ordinators has been obtained to each such proposed offer or resale and that the Company, the Joint Global Co-ordinators and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. United Kingdom 3. In relation to the United Kingdom, each Joint Global Co-ordinator represents, warrants and agrees that it has not made and will not make an offer of the New Shares, Nil Paid Rights or Fully Paid Rights to the public in the United Kingdom prior to the publication of a prospectus in relation to the New Shares, Nil Paid Rights or Fully Paid Rights which has been approved by the competent authority in the United Kingdom in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any New Shares, Nil Paid Rights or Fully Paid Rights at any time under the following exemptions under the UK Prospectus Regulation: (a) to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation); or (c) in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the New Shares, Nil Paid Rights or Fully Paid Rights shall require the Company or the Joint Global Co-ordinators to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person to whom it makes any offer under the Rights Issue will be deemed to have represented, acknowledged, and agreed that it is a “qualified investor” within the meaning of Article 2 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any New Shares, Nil Paid Rights or Fully Paid Rights in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any New

86 Shares, Nil Paid Rights or Fully Paid Rights to be offered so as to enable an investor to decide to purchase or subscribe for any New Shares, Nil Paid Rights or Fully Paid Rights. In the case of the New Shares, the Nil Paid Rights or the Fully Paid Rights being offered to a financial intermediary, as that term is used in the UK Prospectus Regulation, each party acknowledges to each of the others that it will use its reasonable endeavours, by the inclusion of appropriate language in some or all of the Relevant Documents, to procure that such financial intermediary will be deemed to have represented, acknowledged and agreed that the New Shares, the Nil Paid Rights or the Fully Paid Rights acquired by it have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any New Shares, Nil Paid Rights or Fully Paid Rights to the public other than their offer or resale in a Relevant Member State to “qualified investors” within the meaning of Article 2 of the UK Prospectus Regulation or in circumstances in which the prior consent of each of the Company and the Joint Global Co-ordinators has been obtained to each such proposed offer or resale and that the Company, the Joint Global Co-ordinators and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. 4. Each Joint Global Co-ordinator represents, warrants and agrees severally, and not jointly or jointly and severally, that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Nil Paid Rights, Fully Paid Rights or New Shares in circumstances in which Section 21(1) of the FSMA does not apply; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Nil Paid Rights, Fully Paid Rights or New Shares in, from or otherwise involving the United Kingdom. 87 Schedule 6 Joint Global Co-ordinators and Due Proportions Name Address Underwriting commitment (number of New Shares) Due Proportion (%) [***] [***] [***] [***] [***] [***] [***] [***]

88 Signed by for and on behalf of National Grid plc [***] Signed by for and on behalf of [***] [***] Signed by for and on behalf of [***] [***]